Filed Pursuant to Rule 424(b)(5)

Registration No. 333-289867

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 29, 2025)

Up to $750,000,000

Common Stock

We have entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) and Curvature Securities LLC (“Curvature” and, together with Cantor, the “Agents”) relating to the sale of shares of our common stock, par value $0.0001 per share, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $750,000,000 from time to time to or through Cantor, acting as principal and/or sole designated sales agent.

Our common stock is listed on the NYSE American under the symbol “ZONE”. On June 5, 2026, the last reported sale price of our common stock on the NYSE American was $0.602 per share.

Sales of our common stock, if any, under this prospectus supplement will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Agents are not required to sell any specific amount of securities but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Agents for sales of common stock sold pursuant to the Sales Agreement will be up to 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-34 of this prospectus supplement for additional information regarding the compensation to be paid to the Agents.

Our base prospectus indicated that we were, at that time of filing the base prospectus, subject to General Instruction I.B.6 of Form S-3, which limited the amount that we were able to sell under the registration statement of which the base prospectus forms a part. As of May 27, 2026, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $177,267,388, which exceeds $75,000,000. As such, we are no longer subject to the offering limitations imposed by General Instruction I.B.6 of Form S-3 as of the date of this prospectus supplement.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and a smaller reporting company as defined under Rule 405 of the Securities Act, and, as such, are subject to certain reduced public company reporting requirements. See ‘‘Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company” on page S-4 of this prospectus supplement.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Cantor	Curvature

The date of this prospectus supplement is June 8, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated into each by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering of our common stock. This prospectus supplement is deemed to be incorporated by reference into the accompanying prospectus solely for the purpose of this offering. When we refer only to the “prospectus,” we are referring to both parts combined.

This prospectus supplement is part of a registration statement that we filed on Form S-3 with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using the shelf registration statement, we may sell securities having an aggregate offering price of up to $1,000,000,000 from time to time. Under this prospectus supplement, we may offer and sell shares of our common stock having an aggregate offering price of up to $750,000,000 from time to time to or through Cantor, acting as principal and/or sole designated sales agent, at prices and on terms to be determined by market conditions at the time of the offering. The $750,000,000 of shares of our common stock that may be sold under this prospectus supplement are included in the $1,000,000,000 of securities that may be sold under the registration statement. These sales, if any, will be made pursuant to the terms of the Sales Agreement, a copy of which is incorporated by reference into this prospectus supplement.

This prospectus supplement relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference as described under the headings “Incorporation by Reference” and “Where You Can Find More Information.” These documents contain important information that you should consider when making your investment decision.

This prospectus supplement describes the specific details regarding this offering and may also add to, update or change information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the Agents have not, authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Agents are not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference herein, the accompanying prospectus and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision.

When we refer to “CleanCore,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean CleanCore Solutions, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of our common stock.

We use our trademarks in this prospectus supplement as well as trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were effective only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus supplement and the documents incorporated by reference herein are forward-looking statements, including statements regarding our future results of operations, financial condition, business strategy and plans, including our cleaning products business, our ability to consummate a sale or disposition of the cleaning products business on favorable terms or at all, the implementation and expected benefits of our digital asset treasury strategy, the anticipated performance or value of our Dogecoin holdings, the contemplated sale and disposition of our Dogecoin holdings and the timing, execution and proceeds thereof, our anticipated AI Critical Infrastructure Business (as defined below), including our ability to identify, acquire, develop, or operate data center facilities, our ability to enter into agreements with counterparties, our ability to consummate the transaction contemplated by our non-binding letter of intent for the Midwest Project (as defined below) and enter into definitive agreements on acceptable terms, the anticipated benefits of our strategic pivot to AI critical infrastructure, our ability to obtain permits and regulatory approvals, secure adequate power supply, attract customers, and generate revenue from that business, objectives of management for future operations, our ability to continue as a going concern, and our anticipated capital needs and use of proceeds from this offering. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain such identifying words.

These forward-looking statements are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to, our ability to consummate the sale of our cleaning products business on favorable terms or at all, the potential adverse impact on our results of operations and cash flows if the cleaning products business is not sold and must continue to be operated during our strategic transition to AI critical infrastructure, risks related to potential liabilities or obligations that may be retained in connection with any such disposition, the risk that our management team may be unable to manage the demands of operating multiple distinct businesses during our strategic transition, the volatility of Dogecoin and the digital asset market generally, our limited operating history with our digital asset treasury strategy, regulatory uncertainty and evolving legal frameworks applicable to digital assets, risks related to the custody and security of our Dogecoin holdings, uncertainties regarding the classification of Dogecoin under the federal securities laws and the Investment Company Act of 1940, as amended, potential tax consequences associated with fair-value accounting for our Dogecoin holdings, the execution, timing and market risks associated with the contemplated disposition of our Dogecoin holdings, the highly speculative and uncertain nature of our anticipated AI Critical Infrastructure Business, our lack of operating history in the data center or computing infrastructure industry, our ability to identify, acquire, develop, or operate data center facilities, our ability to enter into binding agreements with counterparties on acceptable terms, including our ability to consummate the transaction contemplated by our non-binding letter of intent for the Midwest Project on the intended terms, the significant capital commitments contemplated for the Midwest Project, risks associated with our dependence on our initial development and operating partners, governance, counterparty and structural risks associated with special purpose vehicles and joint venture structures, risks arising from the recent leadership transition during a critical period, the intense competition in the data center and AI critical infrastructure market from larger and better-capitalized companies, our ability to secure adequate and reliable power supply, the significant capital requirements associated with data center development and operation, the risk that demand for AI-related computing infrastructure may not grow as expected or may prove temporary, rapid technological change that could render our investments obsolete, our ability to attract and retain personnel with specialized expertise in computing infrastructure, residual value and remarketing risks with respect to data center facilities and equipment, tax risks associated with asset acquisitions, leasing structures and other monetization arrangements, our ability to maintain compliance with NYSE American continued listing standards, our ability to raise additional capital on acceptable terms, risks related to cybersecurity and third-party service providers, and uncertainties regarding our ability to continue as a going concern. Additional risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. We discuss these and other risks in greater detail under the heading “Risk Factors” and elsewhere in this prospectus supplement and the documents incorporated by reference herein.

In particular, our AI Critical Infrastructure Business is in a preliminary stage of development. As of the date of this prospectus supplement, we have not acquired any data center sites, entered into any binding agreements for the development or operation of data center facilities, commenced construction of any facilities, or generated any revenue from data center operations. Forward-looking statements regarding our AI Critical Infrastructure Business are inherently speculative and subject to significant risks and uncertainties, and investors should not place undue reliance on such statements.

Statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject, are based upon information available to us as of the date of this prospectus supplement, and should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results, performance or achievements may be materially different from what we expect. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-7 of this prospectus supplement and under the section “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2025 and in any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, along with our financial statements and notes to those financial statements and the other information incorporated by reference in this prospectus supplement.

THE COMPANY

CleanCore Solutions currently operates in two reportable segments. Our CleanCore segment is the legacy cleaning products business where we have historically operated. As of September 5, 2025, we also operate our Treasury segment, which executes our digital-asset treasury strategy focused on Dogecoin. While we currently maintain both segments, our long-term strategic plan contemplates a broader transition that will likely include (i) a future sale or disposition of the legacy cleaning products business, (ii) the repositioning of our digital asset treasury strategy, up to and including sale of all digital assets, and (iii) entry into the AI critical infrastructure market through the development, acquisition, and operation of data center facilities and related computing infrastructure (which we refer to as our “AI Critical Infrastructure Business”), in each case at such time and on such terms as our board of directors determines to be in the best interests of the Company and its stockholders.

Recent Developments

In connection with the entry into the Sales Agreement, effective as of June 8, 2026, the Company provided notice of termination of that certain Amended and Restated Sales Agreement, dated August 29, 2025, between the Company, Maxim Group LLC and Curvature (the “Prior ATM Agreement”). In connection with the termination of the Prior ATM Agreement, the Company (i) paid a termination fee of $1,000,000 to Maxim Group LLC, (ii) paid a fee of $500,000 to Curvature, which shall be credited against fees otherwise payable by the Company to Curvature in connection with the Sales Agreement, and (iii) agreed to reduce the exercise price of the warrants issued to Maxim Partners LLC and Curvature in connection with the Prior ATM Agreement. The Prior ATM Agreement provided for the offer and sale of shares of the Company’s common stock in “at the market” offerings. The Company terminated the Prior ATM Agreement in order to enter into the Sales Agreement with Cantor and Curvature as the Company’s sales agents for future at-the-market offerings.

On June 8, 2026, we announced the appointment of Tyler Hassen, our Chief Executive Officer, as a member of our Board of Directors, and the active pursuit of AI critical infrastructure opportunities, including the recent execution of a non-binding letter of intent to develop a data center project in the midwestern United States (the “Midwest Project”). These developments mark the beginning of our strategic shift towards our AI Critical Infrastructure Business strategy.

CleanCore Segment

Within our CleanCore segment, we design, source, manufacture, and market cleaning products that generate pure aqueous ozone for professional, industrial, and home use. Our patented nanobubble technology produces aqueous-ozone solutions that we believe are effective in cleaning, sanitizing, and deodorizing surfaces and high-touch areas. We offer products and solutions for janitorial and sanitation, ice-machine cleaning, laundry, and industrial applications, and our products are used in environments such as retail establishments, distribution centers, factories, warehouses, restaurants, schools and universities, airports, healthcare facilities, food service, and commercial buildings.

Treasury Segment

Within our Treasury segment, we hold and manage a portfolio of Dogecoin in furtherance of our digital-asset treasury strategy. As of June 2, 2026, we held approximately 463,060,889 Dogecoin with an aggregate fair value of approximately $44,283,902. We adopted this strategy on September 5, 2025 under an asset management agreement with Dogecoin Ventures, Inc. and 21Shares US LLC. Effective March 6, 2026, we terminated the asset management agreement, and all related agreements, and now manage our Dogecoin holdings internally. The Treasury segment’s historical activities center on accumulating and holding Dogecoin and may include, to the extent permitted by applicable law and market conditions, exploring collateralized transactions. We acquire Dogecoin on compliant digital-asset venues and safeguard our holdings in segregated wallets with third-party custodians. We do not self-custody our private keys.

AI Critical Infrastructure Business

We are pursuing opportunities in the AI critical infrastructure market, including the development, acquisition, and operation of data center facilities capable of supporting artificial intelligence and machine learning workloads, high-performance computing, and other compute-intensive applications. On May 7, 2026, we entered into a non-binding letter of intent with a development partner under which we may acquire a majority ownership interest in a newly formed special purpose vehicle formed for the purposes of developing and operating a data center project in the midwest. The proposed transaction remains subject to the satisfactory completion of confirmatory due diligence and the negotiation and execution of definitive agreements, and there can be no assurance that the transaction will be consummated on the terms described herein, or at all. See “Risk Factors” for a more detailed discussion of the risks related to Midwest Project, the non-binding letter of intent entered into in connection therewith and our AI Critical Infrastructure Business generally. We are also in active discussions regarding additional AI critical infrastructure opportunities, none of which are subject to any binding agreement as of the date of this prospectus supplement. We believe the growing demand for compute capacity driven by the proliferation of large language models, generative AI applications, enterprise AI adoption, and cloud computing workloads presents a significant market opportunity for purpose-built data center infrastructure.

Our anticipated strategy contemplates the identification, acquisition, development, and operation of data center sites, including the construction or retrofit of facilities designed to house high-density computing equipment. These facilities may be developed to support colocation, build-to-suit, powered shell, or turnkey deployment models for enterprise, hyperscale, and other customers. Our strategy may also encompass the acquisition of land, power capacity, cooling infrastructure, network connectivity, and related assets necessary to support data center operations. We may pursue our AI Critical Infrastructure Business through a variety of structures including wholly owned subsidiaries, minority investments, special purpose vehicles, variable interest entities, joint ventures, or other similar arrangements.

Our AI Critical Infrastructure Business is at a very early stage of development. While we have entered into the non-binding letter of intent described above and are in active discussions regarding additional opportunities, we have not yet acquired any data center sites, entered into any binding agreements for land or facilities, commenced any construction activities, or generated any revenue from this business. Our plans remain preliminary and are subject to change based on market conditions, capital availability, regulatory considerations, management capacity, and other factors. There can be no assurance that we will be able to successfully execute this strategy. See “Risk Factors” for a more detailed discussion of the risks associated with our anticipated AI Critical Infrastructure Business.

Strategic Transition

Our long-term vision is to transition from a cleaning products and digital asset treasury company to an AI critical infrastructure company. In connection with this strategic pivot, Tyler Hassen was appointed as our Chief Executive Officer and a member of our board of directors. This transition has begun and is expected to occur over time and may involve multiple steps, including the disposition of our cleaning products business, the wind-down of our digital asset treasury strategy, and the deployment of capital into AI critical infrastructure assets, beginning with the Midwest Project.

We are actively exploring the potential sale of our cleaning products business and the disposition of our Dogecoin holdings. Effective March 6, 2026, we terminated our asset management agreement with Dogecoin Ventures, Inc. and 21Shares US LLC, and all related digital asset agreements, and we now manage our remaining Dogecoin holdings internally while we evaluate the timing and manner of their disposition. No binding agreement has been entered into for the sale of our cleaning products business, although former Chief Executive Officer Clayton Adams holds an irrevocable three year option, expiring March 4, 2029 to purchase the assets of the CleanCore segment, which he may exercise at his discretion, or for the disposition of our Dogecoin holdings. There can be no assurance that any such transaction will be consummated on favorable terms, or at all. In January 2026, we obtained a fair value opinion with respect to the potential sale of our cleaning products business; however, our board of directors has not approved any specific disposition transaction as of the date of this prospectus supplement and no further steps have been taken toward consummating a sale of the cleaning products business. With respect to our Dogecoin holdings, as of June 2, 2026, we have sold approximately 200,000,000 Dogecoin for aggregate proceeds of approximately $18.4 million. We also transferred 70,000,000 Dogecoin in exchange for approximately $6.8 million of professional services. As of June 2, 2026, we held approximately 463,060,889 Dogecoin with an aggregate fair value of approximately $44.3 million.

We expect to use proceeds from this offering, together with other available capital, to fund the identification, evaluation, and potential development of AI critical infrastructure opportunities. The timing and structure of this transition will depend on numerous factors, including the availability and pricing of attractive data center opportunities, our ability to raise additional capital, our ability to consummate those data center development transactions that we may pursue, including the Midwest Project, the terms and timing of any disposition of our cleaning products business or Dogecoin holdings, regulatory developments, market conditions, and the judgment of our board of directors and management team. During the transition period, we expect to continue operating our cleaning products business and Treasury segment while simultaneously pursuing AI critical infrastructure opportunities, which will require our management team to allocate time and resources across three distinct business lines.

Corporate Information

The Company was incorporated in the state of Nevada on August 23, 2022 under the name CC Acquisition Corp. for the sole purpose of acquiring substantially all of the assets of CleanCore Solutions, LLC, a Delaware limited liability company, TetraClean Systems, LLC, a Delaware limited liability company, and Food Safety Technology L.L.C., a Delaware limited liability company. On November 21, 2022, we changed our name from CC Acquisition Corp. to CleanCore Solutions, Inc.

Our principal executive offices are located at 5920 S 118th Circle, Omaha, NE 68137, and our telephone number is (877) 860-3030.

Implications of being an emerging growth company and smaller reporting company

We are an “emerging growth company” (an “EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm under Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments. We may elect to take advantage of these accommodations from time to time. We will remain an EGC until the earliest of: (a) the last day of the fiscal year in which our total annual gross revenues are $1.235 billion or more; (b) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we become a “large accelerated filer,” as defined in Rule 12b-2 under the Exchange Act.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this extended transition period under the JOBS Act until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company, which would allow us to take advantage of some of the same exemptions available to emerging growth companies, including reduced disclosure obligations regarding executive compensation. In addition, for as long as we remain a non-accelerated filer, we will not be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

THE OFFERING

Issuer	CleanCore Solutions, Inc.

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $750,000,000.

Common stock to be outstanding after this offering	Up to 1,469,021,033 shares of our common stock, assuming sales of 1,245,847,176 shares at an assumed offering price of $0.602 per share, the last reported sale price of our common stock on the NYSE American on June 5, 2026. The actual number of shares issued will vary depending on how many shares we choose to sell and the prices at which shares are sold under this offering.

Plan of Distribution	The shares of common stock will be offered by any method permitted by law deemed to be an “at the market offering,” as defined in Rule 415 promulgated under the Securities Act that may be made from time to time through or to Cantor, acting as principal and/or sole designated sales agent. See the section entitled “Plan of Distribution” in this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds of this offering primarily to fund the identification, evaluation and potential development of AI critical infrastructure opportunities, including site identification, land acquisition, engineering and feasibility studies, power procurement, permitting, facility construction or retrofit, equipment acquisition and related development activities. We may also use the net proceeds for general corporate purposes, including working capital, capital expenditures, and general and administrative expenses, and to fund costs associated with the potential disposition of our cleaning products business and the wind-down of our digital asset treasury strategy. See “Use of Proceeds.”

Risk Factors	See the section titled “Risk Factors” on page S-7 in this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

NYSE American Symbol	“ZONE”

The number of shares of our common stock that will be outstanding immediately after this offering is based on 223,173,857 shares outstanding as of June 5, 2026. The number of shares outstanding as of March 31, 2026, unless otherwise indicated, excludes:

●	625,000 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $2.80 per share;

●	7,461,673 shares of common stock reserved for issuance upon settlement of restricted stock units;

●	395,985 shares of common stock reserved for future issuance under the CleanCore 2022 Equity Incentive Plan (the “2022 Plan”). The number of shares reserved for issuance under the 2022 Plan automatically increases each January 1 by 5% of the outstanding number of shares of common stock on the immediately preceding December 31;

●	all shares of common stock issuable upon exercise of our outstanding warrants; and

●	87,500 warrants issued at $5.00 per share on April 30, 2024, expiring April 25, 2029

●	5,657 warrants issued at $1.25 per share on April 15, 2025, expiring April 14, 2030

●	13,333 warrants issued at $1.06 per share on April 16, 2025, expiring April 15, 2030

●	29,750 warrants issued at $1.25 per share on June 9, 2025, expiring June 8, 2030

●	9,426 warrants issued at $1.06 per share on June 9, 2025, expiring June 8, 2030

●	5,000,000 pre-funded warrants issued at $0.0001 per share on September 5, 2025, which do not expire

●	3,150,008 warrants issued at $1.33 per share on September 5, 2025, updated to $0.90 per share on May 29, 2026, expiring September 5, 2030

●	2,100,005 warrants issued at $1.33 per share on September 5, 2025, updated to $1.18 per share on May 29, 2026, expiring September 5, 2030

●	8,750,021 warrants issued at $1.00 per share on September 5, 2025, expiring September 5, 2030

●	5,250,013 warrants issued at $1.33 per share on September 5, 2025, expiring September 5, 2030

●	all shares of common stock that may be issuable in connection with potential future acquisitions, if any.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Relating to this Offering

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to Cantor to sell shares of our common stock at any time throughout the term of the Sales Agreement. The number of shares that are sold through Cantor after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with Cantor in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. We have not adopted any formal policies limiting management’s discretion in deploying proceeds, have not established specific criteria or parameters for evaluating AI critical infrastructure opportunities, and have not committed to any timeline for capital deployment. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds of this offering, together with our existing cash and cash equivalents and marketable securities, for general corporate purposes, which may include working capital, capital expenditures, general and administrative expenses, and other general corporate purposes. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short- and intermediate-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Our common stock has been, and may remain, highly volatile, and stockholders may lose all or a substantial part of their investment.

The market price of our common stock has been, and may continue to be, highly volatile. Volatility may result from, among other things, our digital asset treasury strategy, fluctuations in the value of our Dogecoin holdings, developments in our cleaning products business, potential dilution, actual or anticipated financings, litigation, analyst commentary, market sentiment regarding digital assets and general market and macroeconomic conditions. In addition, the existence of the Sales Agreement and the potential for sales of a substantial number of shares of our common stock thereunder, whether or not any such sales have occurred, may itself create downward pressure on the market price of our common stock or increase volatility, as market participants may anticipate dilution from future sales under the Sales Agreement.

This volatility may be substantial and could occur regardless of our operating performance. As a result, stockholders may be unable to sell their shares at desired prices or at all, and may lose all or a substantial portion of their investment. In addition, volatility in our stock price could increase the risk of securities litigation and other claims.

A substantial number of shares of our common stock are or may become eligible for future sale, which could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our common stock and could impair our future ability to raise capital through the sale of equity securities. In addition to the shares offered in this offering, a significant number of shares of our common stock may become available for sale in the public market from a variety of sources. We also maintain the 2022 Equity Incentive Plan, which currently authorizes up to 25,000,000 shares of our common stock for issuance pursuant to equity awards, and includes an annual evergreen provision that automatically increases the share reserve on January 1 of each calendar year by 5% of the total number of shares of common stock outstanding as of December 31 of the immediately preceding calendar year. As equity awards vest and are exercised or settled, the underlying shares will become eligible for sale in the public market, subject to applicable securities law restrictions. The issuance and sale of shares upon exercise or settlement of equity awards, or the perception that such sales could occur, may further depress the market price of our common stock. If existing holders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline significantly.

The sale or issuance of our common stock may cause dilution and the sale of the shares of common stock could cause the price of our common stock to fall.

We may seek additional capital to carry out our business plans. We are not restricted from issuing additional securities in the future, including our common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock or substantially similar securities. To the extent that we raise additional funds through the sale of equity or convertible debt securities, the issuance of such securities will result in dilution to our stockholders.

We may sell our common stock or other securities at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing our common stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible into or exchangeable for shares of our common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Depending on market liquidity at the time, sales of such shares or other securities may cause the trading price of our common stock to fall.

This offering and future issuances of our common stock could be dilutive to our earnings per share.

The issuance and sale by us of any shares of our common stock in this offering, the receipt of the net proceeds therefrom and the use of those net proceeds could have a dilutive effect on our earnings per share. Additional issuances of our common stock could also be dilutive to our earnings per share. The issuance or sale by us of our common stock, including the sale by us of shares in this offering, could also adversely affect the trading price of our common stock and our ability to raise capital through future offerings of equity or equity-related securities. In addition, if we are unable to apply any net proceeds we may receive from this offering or from other issuances or sales of our common stock to make investments that generate sufficient revenues to offset the dilutive impact of the issuance by us of shares of our common stock in this offering or from any other such issuances of our common stock, there will be further dilution of our earnings per share.

There are conditions that may raise substantial doubt about our ability to continue as a going concern.

As disclosed in the auditor’s report on our audited consolidated financial statements for the year ended June 30, 2025, included in our Annual Report on Form 10-K filed with the SEC on August 22, 2025, the auditor included an explanatory paragraph indicating that certain conditions raised substantial doubt about our ability to continue as a going concern. Our unaudited interim financial statements for the nine months ended March 31, 2026, included in our Quarterly Report on Form 10-Q filed with the SEC on May 11, 2026, as amended on May 18, 2026, discuss plans and recent financing activities that management believes may improve liquidity; however, our auditor has not audited or reported on those interim financial statements and has not updated its prior audit opinion. We incurred net losses of approximately $2.3 million and $6.7 million for the years ended June 30, 2024 and June 30, 2025, respectively, and a net loss of approximately $155 million for the nine months ended March 31, 2026. As of March 31, 2026, we had an accumulated deficit of approximately $169 million, cash and cash equivalents of approximately $4.1 million, and restricted cash of approximately $13 million. Our ability to continue as a going concern is dependent on management’s ability to execute its business plan successfully, which includes generating sufficient revenues from our cleaning products business, successfully executing our digital asset treasury strategy, and obtaining funds from outside sources of financing, including this offering. There can be no assurance that we will be able to achieve profitability or raise sufficient additional capital to fund our operations on acceptable terms, or at all. If we are unable to continue as a going concern, we may be forced to liquidate our assets, including our Dogecoin holdings, potentially at unfavorable prices, and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. Investors may lose all or a substantial portion of their investment in our common stock.

We do not intend to pay ordinary course dividends on our common stock, so any returns will be limited to the value of our common stock.

We currently anticipate that we will retain future earnings, if any, for use in our business operations. As a result, we do not anticipate declaring or paying any ordinary course cash dividends in the foreseeable future. Our ability to declare dividends may be limited by the terms of financing or other agreements entered into by us or our subsidiaries from time to time. If we do not pay dividends, our common stock may be less valuable because stockholders must rely on sales of their common stock after price appreciation, which may never occur, to realize any gains on their investment.

The sale of our common stock in this offering and any future sales of our common stock may depress our stock price and our ability to raise funds in new stock offerings.

Sales of our common stock in this offering and the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all.

Risks Relating to Ownership of Our Common Stock

The market price of our common stock may not reflect the fundamental value or prospects of our business, and any increase in our stock price may not be sustained.

The market price of our common stock may be influenced by speculation, momentum trading, limited public float, short covering, media attention, social media commentary, investor enthusiasm regarding our digital asset holdings or cleaning products business, or other factors unrelated or disproportionate to our underlying business fundamentals. Our stock price may experience substantial volatility or appreciation. There can be no assurance that any such increase will be sustained.

Investors may have only limited information regarding our business and may make investment decisions based on assumptions about our future business that do not materialize. If market expectations change, if our business plan is not executed successfully, if our digital asset holdings decline in value, if our disclosures are challenged, or if broader market sentiment weakens, the market price of our common stock could decline sharply, and stockholders could lose all or a substantial portion of their investment.

Short selling of our common stock could increase the volatility of our common stock price and adversely affect its market price.

Short selling occurs when an investor borrows shares and immediately sells them, hoping that the share price will decline and the investor can repurchase the shares at a lower price for return to the lender. Short selling has been prevalent in securities of companies with significant volatility or “meme stock” dynamics. The significant short selling of our common stock, or the perception that such short selling may occur, may create downward pressure on the price of our common stock and may amplify the effect of any negative developments. Additionally, so-called “short and distort” campaigns could target our Company, where short sellers spread negative information about a company to drive down its stock price and profit from their short positions. Any such campaign could damage our reputation and adversely affect the market price of our common stock, regardless of the accuracy of the information disseminated. Conversely, if our common stock price increases rapidly, short sellers may be forced to cover their positions quickly, leading to a “short squeeze” that could result in extreme price volatility.

Active trading of options on our common stock could increase volatility in our common stock price and adversely affect the market for our securities.

Options on our common stock are traded on securities exchanges and over-the-counter markets. Activity in these markets, including hedging, arbitrage, and speculative strategies, can lead to significant buying or selling pressure and contribute to price volatility. Option expirations, changes in implied volatility, and variations in options market liquidity can exacerbate volatility in our common stock price. Increased volatility related to options trading could negatively affect investor confidence, impair liquidity, and adversely affect our common stock price regardless of operating performance.

Sales of substantial amounts of our common stock by our directors, officers, or significant stockholders, or the perception that such sales may occur, could adversely affect the market price of our common stock.

Sales of substantial amounts of our common stock by our directors, officers, or significant stockholders in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock. In addition, the existence, or even the potential of, a significant sale by any of our large stockholders could cause the market price of our common stock to decline. Moreover, our directors and officers may establish pre-arranged trading plans under Rule 10b5-1 of the Exchange Act, and sales under these plans could be perceived negatively by the market, whether or not there is any actual adverse information about us. We cannot predict the effect, if any, that sales of shares by our insiders or the availability of shares for future sale will have on the market price of our common stock.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our common stock could be negatively affected.

The trading market for our common stock may be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our common stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our common stock could be negatively affected.

Risks Relating to Our Dogecoin Holdings

Dogecoin is a highly volatile asset, and significant fluctuations in its price may adversely affect our financial results, the market price of our securities, and our overall business.

The market price of Dogecoin has experienced, and is expected to continue to experience, extreme volatility. For example, Dogecoin soared from approximately $0.002 per coin in November 2020 to a historical high of approximately $0.74 per coin on May 8, 2021 and later retreated to approximately $0.05 in June 2022. A material decline in the value of Dogecoin would directly reduce the fair value of our treasury holdings, could require us to recognize material impairment or fair-value losses, and could negatively impact our net income and stockholders’ equity. In addition, because we are contemplating the disposition of all of our Dogecoin holdings, volatility in Dogecoin’s price may materially affect the proceeds we ultimately realize and the capital available for redeployment into our AI Critical Infrastructure Business. The price of Dogecoin may be adversely affected by, among other factors:

●	changes in user, consumer, or investor sentiment toward Dogecoin or the wider digital asset industry;

●	negative publicity or social-media coverage, including on platforms that historically have driven Dogecoin trading activity or disassociation from influential public figures;

●	changes in consumer preferences and the perceived value or prospects of Dogecoin;

●	transactional activities such as (i) activities of highly active retail and institutional users, speculators and holders or (ii) actual or expected significant dispositions of Dogecoin by large holders, including the expected liquidation of digital assets seized by governments or associated with entities that have filed for bankruptcy protection;

●	sales or anticipated sales of significant Dogecoin positions by large holders, including those required to liquidate assets in bankruptcy or enforcement proceedings;

●	a proposed or actual change of protocol for Dogecoin that may result in a ‘fork’ that may have a negative impact on the value or function of Dogecoin, and consequently, impacting the various players in Dogecoin’s network, including holders of Dogecoin;

●	competition from other digital assets that feature more favored characteristics, are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

●	competition from other blockchains, centralized exchanges or decentralized exchanges that exhibit comparable or better speed, security, scalability or energy efficiency, or that feature other more favored characteristics;

●	macroeconomic conditions such as inflation, rising interest rates, recessionary pressures, or geopolitical conflict;

●	transaction congestion and fees associated with processing transactions on the Dogecoin network;

●	disruption, failure, or suspension of Dogecoin trading venues, custodians, or payment processors;

●	technological developments, such as advances in quantum computing, that could render the cryptography underlying the Dogecoin blockchain insecure or obsolete; and

●	our own contemplated disposition of a substantial number of Dogecoin, which could itself exert downward pressure on the market price of Dogecoin if executed in significant volumes or if the market becomes aware of our selling activity.

Any of these events could materially and adversely affect the value of our Dogecoin holdings and, in turn, the value of our common stock.

The contemplated sale and disposition of our Dogecoin holdings involves significant execution, timing and market risks that could result in proceeds materially below the current fair value of our holdings.

We are contemplating the sale and disposition of all of our Dogecoin holdings as part of our strategic transition to AI critical infrastructure. As of June 2, 2026, we held approximately 463,060,889 Dogecoin with an aggregate fair value of approximately $44.3 million. The successful disposition of holdings of this magnitude is subject to significant execution risks, including the depth and liquidity of available trading venues, the potential market impact of large-volume sales, timing relative to market conditions, the potential for adverse price movements during the disposition period, and the risk that counterparties or trading venues may impose limitations on transaction size or frequency. We have not established a definitive timeline, minimum price, or specific execution strategy for the disposition of our holdings, and there can be no assurance that we will be able to sell our Dogecoin at or near its current fair value. If market conditions deteriorate, if our selling activity depresses the market price of Dogecoin, or if we are unable to execute sales in a timely manner, the proceeds realized could be materially less than the current fair value, which would reduce the capital available for our AI Critical Infrastructure Business and could materially adversely affect our financial condition and prospects.

We now manage our Dogecoin holdings internally following termination of our asset management agreement, and we may lack the expertise, systems and resources to manage or dispose of our holdings effectively.

Effective March 6, 2026, we terminated our asset management agreement with Dogecoin Ventures, Inc. and 21Shares US LLC, and all related digital asset agreements, and we now manage our Dogecoin holdings internally. Prior to this termination, our digital asset management activities were conducted by parties with specialized expertise in digital asset markets. We may lack the internal expertise, trading infrastructure, market relationships, risk management systems and personnel necessary to effectively manage or dispose of a portfolio of this size. Errors in execution, inadequate monitoring of market conditions, failure to implement appropriate trading strategies, or inability to respond to rapidly changing market dynamics could result in losses, unfavorable execution prices, or operational failures. In addition, the internal management of digital assets requires ongoing compliance with evolving regulatory requirements, anti-money laundering and sanctions obligations, and tax reporting obligations, and any failure to comply could expose us to regulatory actions, penalties or reputational harm.

There is a possibility that Dogecoin may be classified as a “security.” Any classification of Dogecoin as a “security” would subject us to additional regulation and could materially impact the operation of our business.

Neither the SEC nor any other U.S. federal or state regulator has publicly concluded that Dogecoin is, or is not, a “security,” and no federal or state court has yet addressed Dogecoin’s status under the U.S. federal securities laws. Consequently, although we believe, based on our application of the analytical framework for digital assets first adopted by the Staff of the SEC’s Division of Corporation Finance in 2018 (the “2018 Digital Asset Framework”), other existing guidance, and relevant case law, that Dogecoin is not a security within the meaning of the federal securities laws and that registration of the Company under the Investment Company Act is therefore unnecessary, a regulator or court could take a contrary view. Should any regulator or court determine that Dogecoin is a security, we could be compelled to register as an investment company under the Investment Company Act or otherwise alter our business in a manner that could be costly and disruptive.

We have instituted a robust, continuing process for analyzing the federal securities law status of Dogecoin and other digital assets as guidance evolves, relying on (i) the definitional elements of a “security” contained in the Securities Act and the Securities Exchange Act of 1934, as amended, (ii) seminal Supreme Court precedents such as SEC v. W.J. Howey Co. and Reves v. Ernst & Young, and (iii) interpretive materials, speeches, enforcement actions, and other public statements issued by the SEC and its staff, including the 2018 Digital Asset Framework. Our conclusion that Dogecoin is not a security rests, among other factors, on our determination that Dogecoin does not satisfy the investment-contract elements outlined in Howey when analyzed in light of the 2018 Digital Asset Framework and related SEC guidance. We accordingly view Dogecoin as not subject to the federal securities laws.

Nonetheless, application of the securities laws to any digital asset remains complex, highly fact-specific, and subject to ongoing regulatory and judicial development. Even if our present analysis is reasonable, it would not preclude the SEC, another regulator, or a court from reaching a different conclusion. If Dogecoin, or any other digital asset we hold, were ultimately deemed a security, we could face enforcement actions, private litigation, injunctions, cease-and-desist orders, and significant monetary penalties. We could also be required to register as an investment company under the Investment Company Act, register Dogecoin offerings or sales under the Securities Act, modify or limit our products and services, or cease certain operations altogether, any of which could materially and adversely affect our business, financial condition, results of operations, and prospects. In addition, the contemplated sale and disposition of our Dogecoin holdings could be subject to registration requirements, restrictions or additional regulatory obligations that delay or prevent such disposition.

Because the application of the federal securities and similar laws to digital assets is still evolving and because market participants apply differing interpretations of the 2018 Digital Asset Framework and related guidance, other companies may reach conclusions about the security status of particular digital assets that differ from ours. If our competitors adopt approaches that allow them to engage in activities that we believe are impermissible or too risky under the 2018 Digital Asset Framework, they may obtain competitive advantages or revenue opportunities that are unavailable to us.

If we were deemed to be an investment company under the Investment Company Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

The Investment Company Act is intended to protect investors (for example, by preventing insiders from managing investment companies to their benefit and to the detriment of public investors), and it requires an issuer primarily engaged in the business of investing, reinvesting or trading in securities to register as an investment company, unless a valid exemption applies. Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an “investment company” if (i) it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We do not believe that we are an “investment company” as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act since we believe Dogecoin is not an investment security. With respect to Section 3(a)(1)(A), we do not hold ourselves out as being engaged primarily or propose to engage primarily in the business of investing, reinvesting, or trading in securities within the meaning of such section. With respect to Section 3(a)(1)(C), we do not own or propose to acquire investment securities having a value exceeding 40% of the value of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our stockholders will not have the regulatory protections provided to investors in investment companies.

Dogecoin and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the Investment Company Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the Investment Company Act, which would increase the percentage of securities held by us for Investment Company Act purposes. The SEC has requested information from a number of participants in the digital assets’ ecosystem, regarding the potential application of the Investment Company Act to their businesses. For example, in an action unrelated to the Company, in February 2022, the SEC issued a cease-and-desist order under the Investment Company Act to BlockFi Lending LLC (“BlockFi”), in which the SEC alleged that BlockFi was operating as an unregistered investment company because it issued securities and also held more than 40% of its total assets, excluding cash, in investment securities, including the loans of digital assets made by BlockFi to institutional borrowers.

If we were deemed to be an investment company, Rule 3a-2 under the Investment Company Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding or trading in securities, with such intent evidenced by the company’s business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the Investment Company Act at any given time. Given our strategic transition to AI critical infrastructure, this safe harbor may be available to us; however, there can be no assurance that it will be available at the time we may need to rely on it, or that we will satisfy its conditions. Furthermore, maintaining our status as a non-investment company or reliance on Rule 3a-2 could require us to take actions to dispose of securities and/or acquire other assets, which dispositions or acquisitions could be required to take place under unfavorable market conditions and could result in the incurrence of losses, and could limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations.

If we were to be deemed an investment company in the future, restrictions imposed by the Investment Company Act, including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons, likely would make it impractical for us to continue our business as contemplated, and would have a material adverse effect on our business, results of operations, financial condition, and prospects. In addition, if we were to become subject to the Investment Company Act, any violation of the Investment Company Act could subject us to material adverse consequences, including potentially significant regulatory penalties and the possibility that certain of our contracts would be deemed unenforceable. In such an event, there would be no guarantee that we would be able to take actions to modify our operations to cease to be an investment company or to bring our operations into compliance with the Investment Company Act. Furthermore, any steps we are able to take to ensure future compliance with the Investment Company Act would not insulate us from liability for past violations. Any of these events could adversely affect our business, results of operations, financial condition, and prospects.

Dogecoin and other digital assets are subject to significant legal and regulatory uncertainty that could materially impact the price of Dogecoin and our ability to hold, transfer, or dispose of our Dogecoin holdings.

Dogecoin and other digital assets face significant legal and regulatory uncertainty, which could materially impact their price and our ability to hold, transfer, or dispose of them. Regulators in the United States and abroad continue to re-evaluate and update laws and regulations governing digital assets, with agencies such as the SEC and the Commodity Futures Trading Commission (the “CFTC”) taking enforcement actions and proposing new rules. Although some high-profile enforcement actions have been dismissed, the risk of future proceedings remains, which could affect Dogecoin’s liquidity, value, or our ability to dispose of it, and may result in substantial compliance costs.

Laws and regulations at the federal, state, and international levels are evolving rapidly. Recent years have seen new executive orders, agency guidance, enforcement actions, and legislative proposals aimed at clarifying the regulatory treatment of digital assets. For example, the Guiding and Establishing National Innovation for U.S. Stablecoins Act (the “GENIUS Act”) was signed into law on July 18, 2025, establishing a federal regulatory framework for payment stablecoins in the United States which are digital assets used, or designed to be used, as a means of payment and are, among other things, convertible, redeemable or eligible for repurchase by the issuer for a fixed amount of monetary value. Under the GENIUS Act, only permitted entities may issue payment stablecoins in the United States, subject to certain exceptions or safe harbors adopted at the discretion of the Secretary of the Treasury. Although the GENIUS Act provides a level of regulatory clarity in the United States, it remains to be seen how many stablecoins will actually qualify as payment stablecoins. To the extent stablecoins with a significant market share do not qualify as payment stablecoins, the regulatory uncertainty and increased risk that comes with their use will remain and could have a significant impact on the digital asset ecosystem (including Dogecoin). On July 17, 2025, the House of Representatives passed the Digital Asset Market Clarity Act of 2025 (the “CLARITY Act”) which would establish a market structure for digital assets, and, among other things, would divide regulatory authority between the SEC and the CFTC. However, until and unless the CLARITY Act (or comparable legislation) is enacted, existing uncertainty regarding Dogecoin’s regulatory status will persist.

It is impossible to predict whether or when additional laws, regulations, or court decisions will be adopted or how they will be interpreted. New or expanded regulations, enforcement actions, or adverse judicial decisions could restrict our ability to buy, sell, or otherwise dispose of Dogecoin, subject us to liability, require registration or licensing, or increase compliance costs. Because we are contemplating the sale and disposition of all of our Dogecoin holdings, any regulatory development that restricts or imposes conditions on the sale of digital assets could materially delay or impair our ability to execute our disposition strategy and redeploy capital into our AI Critical Infrastructure Business. As a result, our business, financial condition, and results of operations and the market price of our securities could be materially and adversely affected.

Our Dogecoin holdings subject us to enhanced regulatory oversight.

There has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions on regimes, including sanctions such as those imposed in response to the ongoing conflict between Russia and Ukraine. We implement and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws and regulations and have only acquired our Dogecoin through entities subject to anti-money laundering regulation and related compliance rules in the United States. If we are found to have purchased any of our Dogecoin from bad actors that have used Dogecoin to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in Dogecoin by us may be restricted or prohibited.

We may incur indebtedness or enter into other financial instruments in the future that may be collateralized by our Dogecoin holdings and/or may also consider pursuing strategies to generate funds using our Dogecoin holdings, in each case, to the extent permitted by applicable law. These and any other Dogecoin-related transactions we may enter into, beyond simply holding Dogecoin, may subject us to additional regulatory compliance requirements and scrutiny, including under federal and state money services regulations, money transmitter licensing requirements and various commodity and securities laws and regulations.

Increased enforcement activity and changes in the regulatory environment, including evolving or changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting digital assets (and, in particular, Dogecoin), as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in Dogecoin.

In addition, private actors that are wary of digital assets (and, in particular, Dogecoin) or the regulatory concerns associated with digital assets (and, in particular, Dogecoin) have in the past taken and may in the future take further actions that may have an adverse effect on our business or the market price of our securities. For example, it is possible that a financial institution could restrict customers from buying our securities if it were to determine that the value of our securities is closely tied to the performance of Dogecoin, signaling a reluctance to facilitate exposure to virtual currencies.

We face risks relating to the custody of Dogecoin, including the loss or destruction of private keys required to access Dogecoin and cyberattacks or other data loss relating to Dogecoin, including smart contract related losses and vulnerabilities.

We hold our Dogecoin with regulated custodians that have duties to safeguard our private keys. Our Dogecoin holdings may be concentrated with a single custodian. We anticipate that we may seek to engage additional custodians to achieve greater degree of diversification. However, multiple custodians may not be available or may not utilize suitable wallet infrastructure, cloud service providers or software systems, which could increase systemic technology risk.

If there is a decrease in the availability of digital asset custodians that we believe can safely custody our Dogecoin, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services, we may need to enter into agreements that are less favorable or take other measures to custody our Dogecoin, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected. While we conduct due diligence on our custodians and any smart contract platforms we may use, there can be no assurance that such diligence will uncover all risks, including operational deficiencies, hidden vulnerabilities or legal noncompliance.

Any insurance that may cover losses of our Dogecoin holdings may cover none or only a small fraction of the value of the entirety of our Dogecoin holdings, and there can be no guarantee that such insurance will be maintained as part of the custodial services we have or that such coverage will cover losses with respect to our Dogecoin. Moreover, our use of custodians exposes us to the risk that the Dogecoin our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such Dogecoin. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we may maintain related to our Dogecoin. The legal framework governing digital asset ownership and rights in custodial or insolvency contexts remains uncertain and continues to evolve, which could result in unexpected losses, protracted recovery processes or adverse treatment in insolvency proceedings.

Dogecoin is controllable only by the possessor of both the unique public key and private key(s) relating to the digital wallet in which the Dogecoin is held. While the L1 blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the Dogecoin held in such wallet. If private key(s) are lost, destroyed, or compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the Dogecoin held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The Dogecoin blockchain, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks or other malicious activities. The public nature of our digital asset holdings may also increase the likelihood that malicious actors seek to target us and/or our counterparties.

Certain employees or vendors may also be vulnerable to physical or psychological coercion, commonly referred to as “wrench attacks,” as well as scams and social engineering tactics intended to obtain access to private cryptographic keys, which could result in the unauthorized transfer or theft of digital assets.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our Dogecoin holdings.

Because we only recently initiated our Dogecoin treasury strategy, our historical financial statements do not reflect the potential variability in earnings that we may experience in the future from managing amounts of Dogecoin. The prices of digital assets have historically been subject to dramatic price fluctuations and are highly volatile. In December 2023, the Financial Accounting Standards Board issued ASU 2023-08, “Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets,” which we are required to adopt under GAAP.

ASU 2023-08 requires us to measure our Dogecoin holdings at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our Dogecoin in net income each reporting period. ASU 2023-08 also requires us to provide certain interim and annual disclosures with respect to our Dogecoin holdings. As a result, volatility in our earnings may be significantly more than what we experienced in prior periods, and this earnings variability may persist until our Dogecoin holdings are fully disposed of.

Unrealized fair value gains on our Dogecoin holdings could cause us to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022.

The United States enacted the Inflation Reduction Act of 2022 (“IRA”) in August 2022. Unless an exemption applies, the IRA imposes a 15% corporate alternative minimum tax (“CAMT”) on a corporation with respect to an initial tax year and subsequent tax years, if the average annual adjusted financial statement income for any consecutive three-tax-year period preceding the initial tax year exceeds $1 billion. On September 12, 2024, the Department of Treasury and the Internal Revenue Service issued proposed regulations with respect to the application of the CAMT.

ASU 2023-08 requires us to measure our Dogecoin holdings at fair value in our statement of financial position, with gains and losses from changes in the fair value of our Dogecoin recognized in net income each reporting period. When determining whether we are subject to CAMT and when calculating any related tax liability for an applicable tax year, the proposed regulations provide that, among other adjustments, our adjusted financial statement income must include this ratable amount in addition to any unrealized gains or losses reported in the applicable tax year.

Accordingly, as a result of the enactment of the IRA and our adoption of ASU 2023-08, unless the IRA is amended or the proposed regulations with respect to CAMT, when finalized, are revised to provide relief (or other interim relief is granted), we could become subject to the CAMT in future tax years. If we become subject to the CAMT, it could result in a material tax obligation that we would need to satisfy in cash, which could materially affect our financial results, including our earnings and cash flow, and our financial condition. There are, however, significant net operating losses for federal and state tax purposes that may be utilizable to offset these potential future CAMT liabilities.

Our Dogecoin asset holdings may not be recognized as cash or financial assets under NYSE American listing standards, which could jeopardize our continued listing and adversely affect the liquidity and market price of our common stock.

Our holdings of Dogecoin assets may not be recognized as cash or cash equivalents or as financial assets for purposes of meeting NYSE American’s continued listing standards, which could adversely affect our ability to comply with such standards and result in the delisting of our common stock.

Under GAAP, digital assets such as Dogecoin are not recognized as cash or cash equivalents and are not considered financial assets for purposes of meeting regulatory capital, liquidity, or working capital requirements, including those required by NYSE American for continued listing. As a result, our Dogecoin holdings do not count toward our cash and working capital balances for purposes of NYSE American’s continued listing standards.

If the value of our Dogecoin holdings declines significantly, or if we are unable to access sufficient liquidity from other sources, we may be unable to meet our working capital requirements or NYSE American’s continued listing standards, which could result in the delisting of our common stock. Furthermore, any decrease in the fair value of Dogecoin below our carrying value could require us to incur a material impairment charge, which may negatively impact our reported stockholders’ equity and our ability to comply with NYSE American’s continued listing requirements. The inability to count Dogecoin holdings toward required cash or working capital balances may also limit our flexibility in managing our balance sheet and maintaining compliance with NYSE American’s rules, particularly during periods of digital asset price volatility or market instability.

If we are unable to meet NYSE American’s continued listing standards as a result of our Dogecoin holdings not being recognized as cash or financial assets, our common stock could be delisted, which would have a material adverse effect on the liquidity and market price of our securities.

The concentration of our Dogecoin holdings could enhance the risks inherent in our Dogecoin treasury strategy.

The concentration of our Dogecoin holdings limits the risk mitigation that we could achieve if we were to purchase a more diversified portfolio of assets within our treasury, and the absence of diversification enhances the risks inherent in our Dogecoin treasury strategy. Any future significant declines in the price of Dogecoin would have a more pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets. In addition, because we are contemplating the disposition of all of our Dogecoin holdings, the concentration of our holdings in a single asset means that our ability to realize value from the disposition is entirely dependent on the market for that single asset at the time of sale.

Our Dogecoin holdings will be less liquid than our cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the digital asset market has been characterized by significant volatility in price, limited liquidity and trading volumes compared to other markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our Dogecoin at favorable prices or at all. As a result, our Dogecoin holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Further, the Dogecoin we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation.

Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered Dogecoin or otherwise generate funds using our Dogecoin holdings, including in particular during times of market instability or when the price of Dogecoin has declined significantly. If we are unable to sell our Dogecoin, enter into additional capital raising transactions, including capital raising transactions using Dogecoin as collateral, or otherwise generate funds using our Dogecoin holdings, or if we are forced to sell our Dogecoin at a significant loss, in order to meet our working capital requirements or fund our strategic transition to AI critical infrastructure, our business and financial condition could be negatively impacted.

Due to the unregulated nature and lack of transparency surrounding the operations of many digital asset trading venues, digital asset trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in digital asset trading venues and adversely affect the value of Dogecoin.

Digital asset trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many digital asset trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in digital asset trading venues, including prominent exchanges that handle a significant volume of Dogecoin trading and/or are subject to regulatory oversight, in the event one or more digital asset trading venues cease or pause for a prolonged period the trading of Dogecoin or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

The SEC alleged as part of its June 5, 2023, complaint against Binance that Binance committed strategic and targeted “wash trading” through its affiliates to artificially inflate the volume of certain digital assets traded on its exchange. The SEC has also brought actions against individuals and digital asset market participants alleging that such persons artificially increased trading volumes in certain digital assets through wash trades, or repeated buying and selling of the same assets in fictitious transactions to manipulate their underlying trading price. Such reports and allegations may indicate that the digital asset market (and, in particular, the market for Dogecoin) is significantly smaller than expected and that the United States makes up a significantly larger percentage of the digital asset market than is commonly understood. Any actual or perceived wash trading in the digital asset market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of Dogecoin.

Negative perception, a lack of stability in the broader digital asset markets and the closure, temporary shutdown or operational disruption of digital asset trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the Dogecoin ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in Dogecoin and the broader digital asset ecosystem and greater volatility in the price of Dogecoin. For example, in 2022, each of Celsius Network, Voyager Digital, Three Arrows Capital, FTX, and BlockFi filed for bankruptcy, following which digital assets significantly declined. In addition, in June 2023, the SEC announced enforcement actions against Coinbase and Binance, two providers of large trading venues for digital assets, which similarly was followed by a decrease in the market price of digital assets. These were followed in November 2023, by an SEC enforcement action against Payward Inc. and Payward Ventures Inc., together known as Kraken, another large trading venue for digital assets. While the complaint against Coinbase was dismissed in February 2025, the complaint against Payward Inc. and Payward Ventures Inc. was dismissed with prejudice in March 2025, and the complaint against Binance was dismissed on May 29, 2025, the SEC or other regulatory agencies may initiate similar actions in the future. As the price of our securities may be significantly affected by the value of our Dogecoin holdings, the failure of a major participant in the digital asset ecosystem could have a material adverse effect on the market price of our securities.

Risks Relating to our AI Critical Infrastructure Business

Our AI Critical Infrastructure Business is highly speculative, uncertain, unproven and subject to change, and we may be unable to implement it successfully or at all.

Our anticipated AI Critical Infrastructure Business is at a very early stage of development. We are investigating potential opportunities in the computing infrastructure and data center market, but our plans remain preliminary and may change materially. We have announced that we have entered into a non-binding letter of intent but we have not yet acquired any data center sites, land, facilities or equipment, commenced any construction or development activities, or generated any revenue from this business. We may or may not enter into binding agreements or close on any investment opportunities. Our anticipated AI Critical Infrastructure Business is uncertain, unproven, and subject to significant risks. Because our strategy is evolving, we are required to make significant assumptions regarding market conditions, customer demand, competition, capital availability, utilization, operating costs, technological developments, regulatory requirements and other factors, and these assumptions may prove to be incorrect. We may fail to identify attractive opportunities, acquire suitable sites, develop a viable operating model, generate revenue, achieve profitability or create stockholder value. If we are unable to execute this business plan successfully, or if our assumptions prove incorrect or our strategy changes materially, our business, financial condition, results of operations and prospects could be materially and adversely affected, and the value of our common stock could decline substantially.

We have no operating history in the AI critical infrastructure or data center industry, and there can be no assurance that we will be able to enter into any agreements or consummate any transactions related to our anticipated AI Critical Infrastructure Business.

We have historically operated as a cleaning products company and, more recently, as a digital asset treasury company. We have no experience in the development, acquisition, construction, or operation of data centers or computing infrastructure, and we have not entered into any binding agreements for land, facilities, power capacity, or computing equipment. Although we have announced entry into one non-binding letter of intent, there is no assurance it will result in a definitive agreement or close. There can be no assurance that we will be able to identify and negotiate suitable agreements on commercially acceptable terms, or at all. The data center and AI critical infrastructure market is highly competitive, and established operators, hyperscale cloud providers, and well-capitalized new entrants may have significant advantages over us, including greater financial resources, existing relationships, technical expertise and established track records. We may be unable to compete effectively for available sites, power capacity, equipment or customers, or to complete the necessary due diligence, obtain financing, negotiate acceptable terms, obtain regulatory approvals or permits, or close transactions in a timely manner, or at all. If we are unable to consummate any transactions related to our anticipated AI Critical Infrastructure Business, we may have expended significant time, capital and management resources without generating any return.

The anticipated AI Critical Infrastructure Business requires specialized technical, operational, commercial and financial expertise that we may be unable to attract, retain or develop, and our current management team and personnel have limited or no experience in this business.

The successful implementation of our anticipated strategy will depend on our ability to recruit, retain and manage personnel with specialized expertise in areas such as data center design, construction and operations, power procurement and management, cooling systems, high-performance computing, network architecture, enterprise sales, leasing and cybersecurity. Our management team has historically operated a cleaning products business, and more recently, a digital asset treasury strategy focused on Dogecoin. We may have limited or no institutional knowledge in the computing infrastructure industry. Such personnel are in high demand and may command compensation significantly greater than we have historically paid. If we are unable to develop or acquire the necessary capabilities in a timely or cost-effective manner, or if key personnel depart, our ability to execute our strategy could be materially impaired.

Our management team must manage the demands of operating multiple distinct businesses during our strategic transition, which may strain our limited resources and impair our ability to execute any of our business strategies effectively.

Our management team is currently responsible for operating our legacy cleaning products business and our digital asset treasury strategy, while simultaneously investigating and developing our anticipated AI Critical Infrastructure Business. These responsibilities span three fundamentally different industries and require significant time and attention, which may divert management attention and resources from any particular business line and may impair our ability to make timely and effective operational and strategic decisions. We are a small company with limited personnel and financial resources, and the simultaneous pursuit of multiple strategic objectives may exceed our organizational capacity. If our management team is unable to manage these competing priorities successfully, our business, financial condition, results of operations and prospects could be materially adversely affected.

The development, acquisition and operation of data center facilities involve significant capital requirements, long lead times and substantial execution risks, and we may not have sufficient capital or expertise to pursue these opportunities.

The development or acquisition of data center facilities requires substantial upfront capital investment in land, construction or retrofit, power infrastructure, cooling systems, network connectivity, security systems and related improvements. These projects typically involve long planning and development timelines, complex permitting and regulatory approval processes, significant engineering and construction risks, and potential for cost overruns, delays or project failures. We currently have limited capital resources and have historically incurred significant operating losses. As of March 31, 2026, we had cash and cash equivalents of approximately $4.1 million, restricted cash of approximately $13 million, and an accumulated deficit of approximately $169 million. There can be no assurance that we will be able to raise sufficient capital to fund the development or acquisition of data center facilities, or that any capital we raise will be sufficient to complete any project we undertake. If we commence development activities but are unable to complete them due to capital constraints, construction difficulties, permitting delays, supply chain disruptions or other factors, we could incur significant losses on partially completed projects and may be unable to recover our invested capital.

Demand for AI-related or high-performance computing infrastructure may not grow as expected, may be satisfied by competitors, or may prove to be temporary, and our anticipated AI Critical Infrastructure Business may not succeed.

Our anticipated AI Critical Infrastructure Business is predicated on the assumption that demand for data center capacity and computing infrastructure will continue to grow, driven by the proliferation of large language models, generative AI applications, enterprise AI adoption, cloud computing workloads and other compute-intensive applications. However, demand for AI-related computing infrastructure may not grow as expected, may grow more slowly than anticipated, may become concentrated in the hands of a small number of large incumbents, or may be satisfied through technologies, business models or providers that do not benefit us. Customers may prefer to procure computing capacity from hyperscale cloud providers, vertically integrated platforms, strategic partners or operators with established technical, operational and financing capabilities, rather than from a company with no operating history in this industry. In addition, current market enthusiasm for AI critical infrastructure may reflect speculative activity, temporary shortages, unusually strong capital spending by a limited number of participants, or expectations that are not sustained. If market enthusiasm proves temporary, if capital investment in this sector declines, if AI workloads become less infrastructure-intensive than expected, or if demand for our anticipated offerings does not materialize, our strategy may not succeed and we could lose all or a substantial portion of the capital we invest in this business.

We may be unable to secure adequate power supply, which is critical to data center operations, and power costs and availability may adversely affect our anticipated AI Critical Infrastructure Business.

Data center operations require significant and reliable power supply. The availability of power at commercially reasonable prices is a critical factor in the site selection, development and operation of data center facilities. In many markets, power supply is constrained, and demand from data centers and other large-scale energy consumers is increasing competition for available power capacity. We may be unable to secure adequate power supply on acceptable terms or at all for any data center facilities we may seek to develop or acquire. In addition, power costs may be volatile and may increase significantly due to changes in energy markets, regulatory requirements, transmission and distribution charges, carbon pricing, renewable energy mandates and other factors. Power outages, grid instability, curtailment requirements or force majeure events could disrupt data center operations and damage computing equipment, resulting in service interruptions, customer losses, liability and reputational harm. If we are unable to secure reliable, cost-effective power supply, our anticipated AI Critical Infrastructure Business may not be viable or competitive.

The AI critical infrastructure and data center industry is subject to extensive regulation, and changes in law or regulation could materially adversely affect our anticipated business.

The development, construction and operation of data center facilities are subject to a broad range of federal, state and local laws and regulations, including zoning and land use requirements, building codes, environmental regulations, energy efficiency standards, water usage restrictions, noise ordinances, fire safety requirements, telecommunications regulations and tax laws. Compliance with these requirements may be costly and time-consuming, and we may be unable to obtain necessary permits, approvals or variances in a timely manner, or at all. Changes in applicable laws or regulations, including new or more stringent environmental requirements, energy consumption limitations, data privacy laws or export controls and tariffs, could increase our compliance costs, restrict our ability to develop or operate data center facilities, reduce the economic viability of particular sites or projects, or otherwise adversely affect our anticipated AI Critical Infrastructure Business. In addition, there is increasing public and regulatory scrutiny of the energy consumption and environmental impact of data centers, and government authorities may impose restrictions, taxes, or requirements on data center operations that could increase our costs or limit our ability to operate.

If we are unable to enter into profitable leases, hosting agreements, colocation arrangements or other monetization structures, the anticipated AI Critical Infrastructure Business may fail.

Our anticipated strategy contemplates the monetization of data center assets and computing infrastructure through one or more transaction structures, including colocation arrangements, build-to-suit agreements, powered shell leases, hosting agreements and other monetization structures. Apart from the foregoing, we have not entered into any leases, hosting agreements, colocation arrangements or other monetization structures with respect to any data center assets, and there can be no assurance that we will be able to identify counterparties willing to enter into such arrangements on commercially acceptable terms or at all. Even if such arrangements are entered into, they may not be profitable, may involve significant risk allocation in favor of the counterparty, may require substantial customization or negotiation and may expose us to operational, legal, tax, accounting and credit risks. If we are unable to structure and consummate attractive monetization transactions, any data center assets we acquire or develop may remain underutilized or idle, our returns may be materially impaired and our anticipated business may not be successful.

Technology in the AI critical infrastructure industry evolves rapidly, and our anticipated investments could become obsolete or less competitive.

The computing infrastructure industry is characterized by rapid technological change, including advancements in GPU architecture, server design, cooling technologies, networking equipment, power management systems and software-defined infrastructure. Technologies, configurations and specifications that are current today may become obsolete, less efficient, or less competitive in a relatively short period of time. If we invest significant capital in data center infrastructure or computing equipment that becomes technologically obsolete or is superseded by newer, more efficient or more cost-effective alternatives, we may be unable to realize acceptable returns on our investments and may be required to record significant impairment charges. In addition, our potential customers may require specific or cutting-edge technology configurations that we are unable to provide, which could limit our ability to attract or retain customers.

Our anticipated AI Critical Infrastructure Business may be affected by export controls, tariffs, sanctions and trade restrictions that could limit our ability to acquire necessary equipment or serve certain customers.

The acquisition and deployment of computing infrastructure, including GPUs, servers, networking equipment and related components, may be subject to export controls, tariffs, sanctions, trade restrictions and other governmental regulations that could limit our ability to procure necessary equipment, increase our costs, restrict our customer base or otherwise adversely affect our anticipated business. Changes in trade policy, including the imposition of new tariffs, export restrictions or sanctions, could materially increase the cost of computing equipment, delay procurement timelines or make certain equipment unavailable. Any such developments could materially adversely affect our ability to develop and operate our anticipated AI Critical Infrastructure Business.

Our disclosures regarding our anticipated AI Critical Infrastructure Business necessarily involve substantial estimates and assumptions and may become inaccurate or incomplete as circumstances evolve.

Because our anticipated AI Critical Infrastructure Business is at a very early stage, our public disclosures regarding the business, opportunities, risks, economics, financing needs, market demand, asset acquisition plans, monetization strategies and expected results necessarily depend on estimates, expectations and assumptions that may prove to be incomplete, inaccurate or subject to rapid change. In many cases, we may have only limited operating experience or third-party information on which to base such judgments. As a result, subsequent developments may differ materially from what is described in our public filings. Investors should not rely on our current disclosures regarding the anticipated AI Critical Infrastructure Business as indicative of future results. If our assumptions prove incorrect, if we are unable to execute our strategy, or if material information becomes available that changes our assessment of the opportunity, we may need to revise our strategy, disclosures and projections, which could adversely affect investor confidence and the trading price of our common stock.

We may need to build entirely new systems, financial reporting, disclosure, accounting, operational and internal control systems to support the anticipated AI Critical Infrastructure Business, which will be costly, time-consuming and may not be successful.

Our existing financial reporting, disclosure controls, accounting systems, internal controls over financial reporting, and operational processes have been developed to support a cleaning products business and a digital asset treasury strategy. The anticipated AI Critical Infrastructure Business will likely require fundamentally different systems, processes and controls, including those related to fixed asset accounting, depreciation, capitalization of development costs, lease accounting, revenue recognition for colocation or hosting arrangements, power and utility cost allocation, project accounting, construction-in-progress tracking and impairment analysis. Developing and implementing these new systems and controls will require significant investment of time, capital and personnel resources, and there can be no assurance that we will be able to do so successfully or in a timely manner. If we are unable to maintain effective financial reporting and internal control systems as we transition to a new business model, we may fail to report financial information accurately, may be required to restate financial statements, may become subject to SEC scrutiny or stockholder claims and may suffer reputational harm.

Public company costs may consume a disproportionate amount of our limited resources, reducing capital available for the AI Critical Infrastructure Business.

As a public company, we incur significant ongoing costs for SEC reporting, NYSE American compliance, legal counsel, audit and accounting services, directors’ and officers’ insurance, investor relations and corporate governance. These costs are largely fixed and do not scale proportionally with our revenue or asset base. Given our limited financial resources and the capital-intensive nature of our anticipated AI Critical Infrastructure Business, public company costs may consume a disproportionate share of our available capital, reducing the amount available for investment in AI critical infrastructure opportunities and potentially impairing our ability to compete effectively against larger, better-capitalized competitors.

The transition from our current business lines to the AI Critical Infrastructure Business could expose us to stockholder litigation, regulatory scrutiny and reputational harm.

Our proposed strategic transition from a cleaning products and digital asset treasury company to an AI critical infrastructure company represents a fundamental change in our business direction. Some stockholders, employees, customers, investors or other stakeholders may view this shift negatively or may assert that the Company has departed from their expectations. As a result, we may experience reputational harm, stakeholder criticism, litigation, derivative claims, books-and-records demands or other disputes relating to our change in business strategy, disclosures, corporate governance or the process by which our board of directors evaluated and approved the transition. Any such matters could be time-consuming, costly and distracting, could divert management’s attention from the execution of our business strategy and could materially adversely affect our business, financial condition and prospects.

We have not yet entered into binding agreements for any specific data center site, target acquisition or development project, and the proceeds of this offering may be deployed into opportunities that have not yet been identified or evaluated. Any non-binding letter of intent we enter into may not result in a definitive agreement or close.

As of the date of this prospectus supplement, we have not entered into binding agreements for any specific data center site, target acquisition or development project. We intend to use a portion of the net proceeds of this offering to fund AI critical infrastructure opportunities that have not yet been identified. There is no assurance that any non-binding letter of intent we have entered into will result in a definitive agreement or close. Investors in this offering will have no opportunity to evaluate the specific investments or projects to which the proceeds may be applied, apart from what has been published in an 8-K filing dated June 8, 2026, and must rely entirely on the judgment of our management and board of directors. Our management has broad discretion in the deployment of proceeds. We have not adopted any formal investment criteria, minimum return thresholds, or deployment timelines. There can be no assurance that proceeds will be invested in opportunities that generate positive returns or create stockholder value, and the proceeds of this offering may be consumed by general corporate expenses without generating meaningful returns, and stockholders could lose all or a substantial portion of their investment.

We may fail to transition successfully from a cleaning products and digital asset treasury company to a computing infrastructure company.

The successful operation of a computing infrastructure business requires capabilities that differ substantially from those required to operate a cleaning products business or a digital asset treasury strategy, including expertise in site selection and development, power procurement and grid interconnection, data center construction management, structuring leases, managing facility and equipment life cycles, evaluating utilization and residual value risk, negotiating technical services and colocation arrangements, complying with industry-specific regulations. We may be unable to develop or acquire these capabilities in a timely or cost-effective manner, and may experience difficulty adapting our internal processes, financial reporting systems, disclosure controls and risk management framework to support a fundamentally different business model. If we are unable to manage this transition effectively, our business and prospects could be materially harmed.

The anticipated AI Critical Infrastructure Business may never generate meaningful revenue, achieve profitability or produce positive cash flow.

Our anticipated AI Critical Infrastructure Business may require substantial upfront capital expenditures, ongoing operating expenditures and significant management attention before it generates any material revenue, if at all. There can be no assurance that we will be able to generate customer demand, establish commercially reasonable pricing, maintain satisfactory utilization rates, structure profitable monetization arrangements or achieve sufficient scale to cover our costs. Even if we generate revenue, our costs may be greater than we expect, including costs associated with acquiring or developing data center sites, financing, construction, maintenance, power, hosting, insurance, professional services, regulatory compliance, public company obligations, personnel and litigation. As a result, we may continue to incur losses for an extended period or indefinitely, and we may never achieve profitability or positive cash flow. If that occurs, the value of our business and our common stock could decline materially.

We will face intense competition from larger, more experienced and significantly better-capitalized companies, and we may be unable to compete effectively.

The computing infrastructure and data center market is intensely competitive and evolving rapidly. We expect to compete, directly or indirectly, with large technology companies, hyperscale cloud providers, established data center developers and operators, colocation providers, investment firms and other market participants with substantially greater financial, technical, operational resources than we have. Many of these competitors have longer operating histories, more established brands, deeper customer relationships, superior access to capital, more sophisticated technical capabilities and greater tolerance for risk. These competitors may be able to acquire or develop data center sites at lower cost, offer more attractive terms, deploy assets more quickly and secure customers and strategic relationships more successfully than we can. Our limited resources may materially impair our ability to compete, generate revenue and create stockholder value.

We have significantly fewer resources than many of the companies with which we would compete, which could materially impair our ability to execute our business plan.

Our available cash, restricted cash, remaining assets and organizational resources are extremely limited relative to our anticipated capital needs. Larger and more established companies have access to more favorable financing, stronger supplier relationships, greater technical expertise, lower cost structures and more diversified revenue streams. Because our resources are expected to be substantially more limited than those of many competitors and counterparties in this market, we may be unable to pursue attractive opportunities, withstand pricing pressure, tolerate delays in monetization, absorb operational setbacks or respond effectively to changes in market conditions. If we are unable to compete effectively due to our limited resources, our business, financial condition and prospects could be materially adversely affected.

Our ability to execute the anticipated AI Critical Infrastructure Business will depend on our ability to obtain substantial capital, and such capital may not be available on acceptable terms or at all.

The development and acquisition of data center infrastructure may require substantial capital. The proceeds of this offering may not be sufficient to fund our strategy, operations or liquidity needs, and we may require additional debt or equity financing sooner than we currently expect. We expect to continue to incur significant cash needs, including for personnel costs, public company costs, professional fees, transaction expenses, working capital, debt service and the costs of attempting to develop the anticipated AI Critical Infrastructure Business. Our cash resources may be exhausted more quickly than we expect, and we may run out of cash before we are able to secure additional financing. Capital markets conditions, our limited operating history in the new business, the speculative nature of our strategy, trading volatility in our common stock, our financial condition, investor sentiment regarding our transition and other factors may make it difficult or impossible for us to obtain additional capital on terms that are acceptable to us, or at all. If financing is unavailable or available only on unfavorable terms, we may be forced to delay or abandon development projects, curtail operations, sell assets at unattractive prices, issue additional equity that is highly dilutive, incur restrictive indebtedness, drastically reduce expenses, cease operations, declare bankruptcy, or pursue other strategic alternatives. If we are unable to raise capital when needed, we may run out of cash. Any of these outcomes could materially adversely affect our business and stockholders.

The market price of our common stock may not reflect the fundamental value or prospects of the anticipated AI Critical Infrastructure Business, and any increase in our stock price following announcement of such business may not be sustained.

The market price of our common stock may be influenced by speculation, momentum trading, limited public float, short covering, media attention, social media commentary, investor enthusiasm regarding artificial intelligence or computing infrastructure themes, or other factors unrelated or disproportionate to our underlying business fundamentals. Following announcement of our anticipated AI Critical Infrastructure Business, our stock price may experience substantial volatility or appreciation. There can be no assurance that any such increase will be sustained. Investors may have only limited information regarding our anticipated AI Critical Infrastructure Business and may make investment decisions based on assumptions about our future business that do not materialize. If market expectations change, if our business plan is not executed successfully, if our financing arrangements prove insufficient or restrictive, if our disclosures are challenged, or if broader market sentiment weakens, the market price of our common stock could decline sharply, and stockholders could lose all or a substantial portion of their investment.

Counterparties to our leases, hosting agreements, colocation arrangements or other transactions may default, terminate early, fail to renew or otherwise not perform as expected.

If we enter into leases, hosting agreements, colocation arrangements, powered shell leases, build-to-suit agreements or other commercial contracts, we will be exposed to counterparty credit, performance and enforcement risk. Our counterparties may become unwilling or unable to perform their obligations, may dispute contractual terms, may seek concessions, may terminate agreements early, may fail to renew agreements or may become insolvent or bankrupt. Any such nonperformance could reduce our revenues, impair the value of our data center assets, increase our costs, require costly enforcement efforts, result in litigation or force us to re-market capacity on less favorable terms. These risks may be heightened in periods of economic volatility or in emerging or rapidly changing markets. Counterparty nonperformance could materially adversely affect our business and financial condition.

Transactions with external parties through SPVs and other investment structures expose us to heightened risks of default, disagreement, bankruptcy and personnel changes that could impair our investments and operations.

Our anticipated AI Critical Infrastructure Business will involve entering into transactions with a variety of external parties, including development partners, operating partners, tenants, contractors, vendors, lenders and other counterparties, many of which may be conducted through special purpose vehicles, joint ventures or similar investment structures. These arrangements expose us to significant risks that could materially impair our investments and operations.

External parties with whom we transact may default on their contractual obligations, including capital contribution commitments, development milestones, payment obligations, operational responsibilities or other material covenants. Counterparties may dispute the interpretation or enforceability of contractual terms, refuse to perform, seek to renegotiate arrangements, or pursue litigation or arbitration to resolve disagreements. These disputes may be costly, time-consuming and distracting to management, and their outcomes may be uncertain. Even if we ultimately prevail in a dispute, the process of enforcement may delay project completion, impair relationships with other parties or damage our reputation.

External parties may experience financial distress, insolvency or bankruptcy, which could trigger defaults under governing agreements, impair the SPV’s ability to perform under its contracts, create uncertainty regarding ownership and governance, delay or prevent the completion of development activities, expose us to claims from creditors of the distressed party, or result in the loss of a substantial portion of our invested capital. Bankruptcy proceedings involving a partner, tenant, contractor or other counterparty may be protracted, unpredictable and costly, and may result in outcomes that are materially adverse to our interests. We may have limited ability to assess the creditworthiness or financial condition of our counterparties, and our due diligence may not reveal all material risks associated with their financial stability.

The success of our SPV investments and external party transactions may depend significantly on the continued involvement of key personnel at our partners, tenants, contractors and other counterparties. Changes in personnel, including the departure of individuals with specialized expertise in data center development, power procurement, tenant relationships, project management or other critical functions, could materially impair a counterparty’s ability to perform its obligations under our agreements. We may have limited visibility into personnel changes at counterparty organizations and limited recourse if key individuals depart. The loss of key personnel at a development partner, operating partner or other critical counterparty could result in delays, cost overruns, execution failures or the termination of arrangements, any of which could materially adversely affect our business, financial condition and results of operations.

Our anticipated AI Critical Infrastructure Business may be exposed to residual value risk and remarketing risk with respect to data center facilities and equipment.

If we acquire or develop data center facilities and seek to monetize them through leases, hosting agreements or other arrangements, the returns on those assets may depend in part on the residual value of the facilities and equipment at the end of a contractual term or anticipated holding period. The residual value of data center infrastructure may be difficult to predict and may decline materially due to technological change, changes in customer preferences, increased supply, reduced demand, shifts in geographic demand patterns, changes in power costs, the introduction of newer or more efficient facility designs, changes in cooling or power delivery technology or other market developments. If the residual value of any data center assets is lower than we expect, we may be unable to sell, re-lease, redeploy or otherwise monetize those assets on favorable terms or at all. We may also be required to reduce pricing, accept lower returns, record impairment charges or incur additional costs in remarketing or reconfiguring assets. Any such developments could materially and adversely affect our business, financial condition, results of operations and prospects.

Our anticipated business model depends on assumptions regarding customer demand, pricing, utilization, residual values and monetization opportunities that may prove incorrect.

We expect that the AI Critical Infrastructure Business may involve colocation arrangements, powered shell leases, build-to-suit agreements, hosting arrangements and other monetization structures. The success of these arrangements would depend on numerous assumptions, including assumptions regarding demand from potential customers, the pricing they are willing to pay, contract duration, uptime requirements, facility utilization, residual values, maintenance costs, power and cooling costs, financing costs, counterparty creditworthiness and the availability of secondary market opportunities. If any of these assumptions prove to be incorrect, our anticipated business model may not be viable or may be materially less profitable than we currently expect. In particular, lower-than-expected utilization, pricing pressure, higher-than-expected costs, counterparty defaults or lower residual values could materially adversely affect our revenues, margins, asset values and overall business.

Investors may have difficulty evaluating our future prospects because we will be a company with a limited operating history in a new business and no historical information relevant to that business.

Investors will have no historical financial information relevant to the anticipated AI Critical Infrastructure Business. Our historical financial statements primarily reflect a cleaning products business and, more recently, a digital asset treasury strategy, each of which is materially different businesses from data center development and operations. Accordingly, historical results may not be indicative of future performance, and investors may find it difficult to evaluate our prospects, strategy, valuation and risks. This limited visibility may contribute to volatility in our common stock, impair investor confidence and make it more difficult for us to raise capital. If investors are unable to assess our future prospects accurately, the market price of our common stock could be materially adversely affected.

The proposed change in our corporate name, identity and strategic direction may create confusion, reduce credibility and harm our ability to establish the anticipated new business.

We are proposing to transition from a cleaning products and digital asset treasury company to an AI critical infrastructure company. This change in identity and strategic direction may include a change in company name, and may create confusion among investors, counterparties, employees and other stakeholders regarding who we are, what business we are in and what capabilities we possess. Some market participants may question the credibility or viability of our new strategy or may be reluctant to transact with us until we establish a track record in the new business. Any reputational challenges, uncertainty or skepticism arising from our change in business direction could impair our ability to hire personnel, attract counterparties, raise capital and create stockholder value.

If the anticipated AI Critical Infrastructure Business is unsuccessful, we may be unable to continue as a going concern.

The success of our continuing business plan is uncertain. If we are unable to implement the anticipated AI Critical Infrastructure Business successfully, generate meaningful revenues, raise sufficient capital, manage costs, satisfy obligations or otherwise sustain operations, we may not be able to continue as a going concern. We have historically incurred significant operating losses and have an accumulated deficit of approximately $169 million as of March 31, 2026. If we are unable to generate sufficient revenue or raise additional capital, we may need to seek additional financing on unfavorable terms, sell assets, drastically reduce operations, restructure obligations or pursue strategic transactions. Any such outcome could materially reduce or eliminate value for stockholders.

Stockholders may not realize the benefits they expect from our proposed strategic transition and may lose all or a substantial portion of their investment.

The contemplated sale or disposition of our cleaning products business, the contemplated sale, disposition, or wind-down of our Dogecoin holdings, and our anticipated AI Critical Infrastructure Business may not produce the benefits that stockholders expect. The Company may fail to execute its continuing business strategy, may experience severe stock price volatility, may be unable to maintain its NYSE American listing, may incur substantial litigation or financing costs, may be unable to raise additional capital and may ultimately fail. If one or more of these risks materialize, the market price of our common stock could decline materially, and stockholders could lose all or a substantial portion of their investment.

We may be exposed to tax risks associated with asset acquisitions, leasing structures, hosting arrangements and other monetization arrangements.

Our anticipated AI Critical Infrastructure Business may involve complex domestic, state, local and potentially international tax issues. The tax treatment of asset acquisitions, ownership, leasing transactions, hosting arrangements, financing arrangements, depreciation, revenue streams, property taxes, sales and use taxes, transfer taxes and other aspects of our anticipated business may be uncertain and may depend on highly technical rules and factual determinations. Tax authorities may challenge our positions, and changes in tax law, tax rates, regulations, administrative guidance or judicial interpretations could adversely affect the economics of our business model. In addition, tax compliance associated with asset-intensive and multi-jurisdictional operations may be costly and burdensome, and may require use of external resources. If our tax positions are challenged successfully, or if the expected tax treatment of our transactions is not realized, we could incur additional taxes, penalties, interest and professional fees, which could materially and adversely affect our business, financial condition and results of operations.

We have entered into a non-binding letter of intent for our initial AI critical infrastructure investment, including a data center project in the midwestern United States, and there can be no assurance that we will enter into definitive agreements or consummate the transaction contemplated thereby.

On May 7, 2026, we entered into a non-binding letter of intent with a development partner pursuant to which we would acquire a majority ownership interest in a newly formed special purpose vehicle that intends to develop and operate a data center project in the midwestern United States. The letter of intent is non-binding, except for certain limited provisions relating to exclusivity, confidentiality, expenses, governing law, public disclosure and binding effect. The proposed transaction is subject to numerous conditions, including the satisfactory completion of due diligence, the negotiation and execution of mutually acceptable definitive agreements (including a purchase agreement, equity issuance documentation, and ancillary documents), accuracy of representations and warranties, compliance with covenants, the absence of a material adverse effect, receipt of required third-party consents, board approvals, and such financing, regulatory, structural, tax, accounting and other approvals as we determine are necessary or advisable. Many of these conditions are outside of our control. We may also be pursuing additional AI critical infrastructure opportunities at a similarly preliminary stage which may or may not be consummated.

There can be no assurance that we will be able to negotiate and execute definitive agreements on terms acceptable to us, or that any or all of the conditions to closing will be satisfied or waived. The parties may be unable to agree on material terms, including governance, economics, development milestones, or financing arrangements. Even if definitive agreements are executed, unforeseen issues discovered during due diligence, changes in market conditions, the inability to obtain financing, regulatory obstacles, the loss of the secured tenant, or other developments could prevent the consummation of the transaction. If we are unable to consummate the transaction, we will have expended significant time, management resources and capital without generating any return, and market expectations regarding our AI critical infrastructure pivot may not be realized, which could result in a decline in the market price of our common stock.

The data center project contemplated by our letter of intent requires capital commitments that substantially exceed our current financial resources, and we may be unable to secure adequate capital resources through debt or equity to fund our obligations under the proposed transaction.

The letter of intent contemplates significant capital commitments for the development and buildout of the data center facility. As of March 31, 2026, we had cash and cash equivalents of approximately $4.1 million, restricted cash of approximately $13 million and an accumulated deficit of approximately $169 million. We will need to raise significant additional capital through debt financing, equity financing, project-level financing or other sources to fund these commitments, and there can be no assurance that such financing will be available on acceptable terms, or at all. If we are unable to fund our capital commitments to the project SPV in a timely manner, we may be required to seek third-party capital on potentially unfavorable terms, may lose our majority ownership interest or other economic benefits under the proposed transaction structure, may be subject to dilution or adverse renegotiation of terms, or may be unable to consummate or continue to participate in the transaction. Any such outcome could materially adversely affect our business, financial condition and prospects and could result in a significant loss of the capital we have invested.

Our initial AI critical infrastructure strategy will likely be concentrated in a limited number of projects, and we will be dependent on our development and operating partners, which exposes us to significant concentration, execution and counterparty risks.

Our initial AI critical infrastructure opportunities will be concentrated in a limited number of data center projects. As a result, our near-term AI Critical Infrastructure Business strategy is highly concentrated and dependent on the successful execution of these projects. If any project encounters delays, cost overruns, construction difficulties, permitting issues, power procurement challenges, equipment supply disruptions, financing shortfalls or other setbacks, or if a tenant fails to execute a definitive lease, terminates its arrangement, defaults on its obligations, reduces its capacity requirements or becomes insolvent, our AI Critical Infrastructure Business could be materially impaired before it has generated significant revenue or diversified across a broader portfolio of projects or tenants. There can be no assurance that we will be able to identify, evaluate or consummate additional AI critical infrastructure opportunities to reduce this concentration.

In addition, under the proposed transaction structures, our development partners would serve as the development, operating and execution partners for our projects, with authority and responsibilities over development, utility coordination, tenant coordination, vendor management, construction oversight, commissioning support, operations and transition matters, subject to agreed budgets, major decision rights and SPV governance. We would hold majority ownership interests in the project SPVs, but our development partners would retain day-to-day operational control over critical development and construction activities. We have limited ability to independently verify our development partners’ operational capabilities, track records and financial conditions, and our due diligence may not reveal all material risks associated with these counterparties. If any development partner fails to perform its development, construction or operational obligations effectively, experiences financial difficulties, loses key personnel, becomes involved in disputes with contractors, vendors or tenants, or otherwise fails to meet project milestones and delivery standards, the affected project could experience significant delays, cost overruns or failure, and we could lose a substantial portion of our invested capital. Disagreements between us and our development partners regarding project decisions, budget allocations, governance matters, capital calls, distribution mechanics or strategic direction could result in deadlock, litigation or other disputes that impair the projects and our investments. Our reliance on a limited number of development partners for our initial AI critical infrastructure projects amplifies these risks.

Our anticipated AI Critical Infrastructure Business may be conducted through special purpose vehicles and joint venture structures, which expose us to governance, counterparty and structural risks that could materially impair our investments.

We may conduct some of our AI Critical Infrastructure Business through special purpose vehicles, joint ventures and similar structures in which we hold ownership interests alongside development partners, operating partners or other third parties. These structures involve inherent risks that differ from, and may be in addition to, the risks of operating assets directly. We may not control the day-to-day management or key decisions of the SPV, or may share governance or approval rights with partners whose interests may not always align with ours. Disputes may arise regarding capital contributions, development timelines, budgets, distributions, exit strategies, refinancing decisions, major contracts, admission of new partners or other material matters, and such disputes could result in deadlock, litigation, forced buyouts or dissolution of the venture.

Our partners in these structures may default on capital call obligations, fail to fund their pro rata share of development costs, become insolvent or file for bankruptcy, experience a change of control, lose key personnel critical to the project, or otherwise become unable or unwilling to perform their obligations under the governing agreements. A partner’s financial distress or bankruptcy could trigger complex legal proceedings, impair the SPV’s ability to access financing or perform under its contracts, create uncertainty regarding ownership and governance, and delay or prevent the completion of development activities. The departure or replacement of key personnel at a partner entity, particularly individuals with specialized expertise in data center development, power procurement or tenant relationships, could materially impair the partner’s ability to execute on project milestones and deliverables.

In addition, SPV and joint venture structures may limit our ability to unilaterally sell, transfer or encumber our interests, may subject us to rights of first refusal, tag-along or drag-along provisions, buy-sell mechanisms or other transfer restrictions that limit our liquidity and exit options. We may be unable to exit an underperforming investment on acceptable terms or in a timely manner. The governing documents of these structures may also contain forfeiture, clawback, dilution or penalty provisions that could reduce our economic interest if we fail to meet capital call obligations or other commitments. If any of these risks materialize, our investments in SPVs and joint ventures could be impaired, we could lose a substantial portion of our invested capital, and our business, financial condition and prospects could be materially adversely affected.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $750,000,000 from time to time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions payable by us and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.

We intend to use the net proceeds of this offering primarily to fund the identification, evaluation, and potential development of AI critical infrastructure opportunities, including site identification, land acquisition, engineering and feasibility studies, power procurement, permitting, facility construction or retrofit, equipment acquisition, and related development activities. We may enter into these agreements as a sole party or in conjunction with partners in the form of wholly owned subsidiary, minority investment, joint venture, variable interest entity, or similar investment structures. In addition, we may use net proceeds for general corporate purposes, which may include working capital, capital expenditures, general and administrative expenses, and other corporate purposes. We may also use a portion of the net proceeds to fund costs associated with the potential sale and disposition of our cleaning products business or the wind-down of our digital asset treasury strategy.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, investment-grade, interest-bearing instruments.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors our board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of shares of our common stock issued and outstanding as of March 31, 2026.

Our net tangible book value on March 31, 2026 was approximately $56.3 million, or $0.252 per share of common stock. “Net tangible book value” is total tangible assets minus the sum of liabilities. “Book value per share” is book value divided by the total number of shares outstanding.

Dilution per share to new investors represents the difference between the amount per share paid by purchasers for our common stock in this offering and the book value per share of our common stock immediately following the completion of this offering.

After giving effect to the assumed sale of our common stock in the aggregate amount of $750 million in this offering at an assumed offering price of $0.602 per share, the last reported sale price of our common stock on the NYSE American on June 5, 2026, and after deducting commissions and estimated offering expenses payable by us, our adjusted net tangible book value as of March 31, 2026 would have been approximately $783.6 million, or $0.533 per share of common stock. This represents an immediate increase in net tangible book value of $0.281 per share to our existing stockholders and an immediate dilution in book value of $0.069 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed offering price per share		$0.602
Net tangible book value per share as of March 31, 2026	$0.252
Increase in net tangible book value per share of common stock to existing stockholders	$0.281
As adjusted net tangible book value per share as of March 31, 2026 after giving effect to this offering		$0.533
Dilution per share to investors purchasing our common stock in this offering		$0.069

The table above assumes for illustrative purposes that an aggregate of 1,245,847,176 shares of our common stock are sold at a price of $0.602 per share, the last reported sale price of our common stock on the NYSE American on June 5, 2026, for aggregate gross proceeds of approximately $750,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share of common stock in the price at which the shares of common stock are sold from the assumed offering price of $0.602 per share of common stock shown in the table above, assuming all of our shares of common stock in the aggregate amount of $750,000,000 during the term of the Sales Agreement are sold at that price, would increase our adjusted net tangible book value per share of common stock after the offering to $1.133 per share of common stock and would increase the dilution in net tangible book value per share of common stock to new investors in this offering to $0.469 per share of common stock, after deducting commissions and estimated offering expenses payable by us. A decrease of $0.10 per share of common stock in the price at which the shares of common stock are sold from the assumed offering price of $0.602 per share of common stock shown in the table above, assuming all of our shares of common stock in the aggregate amount of $750,000,000 during the term of the Sales Agreement are sold at that price, would decrease our adjusted net tangible book value per share of common stock after the offering to $0.456 per share of common stock and would decrease the dilution in net tangible book value per share of common stock to new investors in this offering to $0.046 per share of common stock, after deducting commissions and estimated aggregate offering expenses payable by us.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

The number of shares of our common stock that will be outstanding immediately after this offering is based on 223,173,857 shares outstanding as of June 5, 2026. The number of shares outstanding as of June 5, 2026, unless otherwise indicated, excludes:

●	625,000 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $2.80 per share;

●	7,461,673 shares of common stock reserved for issuance upon settlement of restricted stock units;

●	395,985 shares of common stock reserved for future issuance under the CleanCore 2022 Equity Incentive Plan (the “2022 Plan”). The number of shares reserved for issuance under the 2022 Plan automatically increases each January 1 by 5% of the outstanding number of shares of common stock on the immediately preceding December 31;

●	all shares of common stock issuable upon exercise of our outstanding warrants; and

●	87,500 warrants issued at $5.00 per share on April 30, 2024, expiring April 25, 2029

●	5,657 warrants issued at $1.25 per share on April 15, 2025, expiring April 14, 2030

●	13,333 warrants issued at $1.06 per share on April 16, 2025, expiring April 15, 2030

●	29,750 warrants issued at $1.25 per share on June 9, 2025, expiring June 8, 2030

●	9,426 warrants issued at $1.06 per share on June 9, 2025, expiring June 8, 2030

●	5,000,000 pre-funded warrants issued at $0.0001 per share on September 5, 2025, which do not expire

●	3,150,008 warrants issued at $1.33 per share on September 5, 2025, updated to $0.90 per share on May 29, 2026, expiring September 5, 2030

●	2,100,005 warrants issued at $1.33 per share on September 5, 2025, updated to $1.18 per share on May 29, 2026, expiring September 5, 2030

●	8,750,021 warrants issued at $1.00 per share on September 5, 2025, expiring September 5, 2030

●	5,250,013 warrants issued at $1.33 per share on September 5, 2025, expiring September 5, 2030

●	all shares of common stock that may be issuable in connection with potential future acquisitions, if any.

To the extent that outstanding stock options or warrants are exercised, outstanding restricted stock units or performance-based restricted stock units are vested, new options or other equity awards are issued under our equity incentive plans, or we issue additional shares of common stock or other equity or equity-based securities in the future, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or equity-based securities, the issuance of these securities could result in further dilution to our stockholders.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options.

PLAN OF DISTRIBUTION

We entered into the Sales Agreement with Cantor and Curvature on June 8, 2026. Under the terms of the Sales agreement, we may offer and sell up to $750,000,000 of our common stock from time to time to or through Cantor, acting as principal and/or sole designated sales agent. A copy of the Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K and will be incorporated by reference into this prospectus supplement.

Upon delivery of a placement notice to Cantor and subject to the terms and conditions of the Sales Agreement, Cantor may sell shares of our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct the Agents not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agents may suspend the offering of shares of our common stock upon notice and subject to other conditions.

We will pay the Agents for their services in acting as agents in the sale of shares of our common stock in connection with this offering, a commission, in cash, at a rate of up to 3.0% of the gross sales price per share issued by us and sold under the Sales Agreement. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agents for certain specified expenses, including the reasonable and documented out-of-pocket fees and disbursements of their legal counsel in an amount not to exceed (a) $150,000 in connection with the execution of the Sales Agreement, (b) $25,000 per calendar quarter thereafter payable in connection with each representation date with respect to which the Company is obligated to deliver a certificate pursuant to the terms of the Sales Agreement, and (c) $40,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the shares of common stock and/or an amendment of the Sales Agreement) executed pursuant to the Sales Agreement.

Settlement for sales of shares of our common stock will occur on the business day immediately following the date on which any sales are made, or on such other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of shares of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the shares of common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of common stock on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to each Agent against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and the Agents may each terminate the Sales Agreement at any time upon ten business days’ prior notice.

The Agents and their respective affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market-making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by each of the Agents, and each of the Agents may distribute this prospectus supplement and the accompanying prospectus electronically.

Our common stock is listed on the NYSE American and trades under the symbol “ZONE.” The transfer agent of our common stock is Securities Transfer Corporation.

LEGAL MATTERS

Lucosky Brookman LLP, Woodbridge, New Jersey, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of CleanCore Solutions, Inc. Cantor Fitzgerald & Co. and Curvature Securities LLC are being represented in connection with this offering by DLA Piper LLP (US), New York, New York.

EXPERTS

The financial statements of CleanCore Solutions, Inc. incorporated by reference in this Prospectus, have been audited by TAAD, LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, including us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.cleancoresol.com. We make available free of charge on our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.

We have filed a registration statement on Form S-3 with the SEC relating to the shares of our common stock covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are a part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Contracts, agreements or other documents are or may be filed as exhibits to the registration statement, or documents incorporated by reference in the registration statement. Statements in this prospectus supplement or the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended June 30, 2025, filed with the SEC on August 22, 2025;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended June 30, 2025 from our definitive proxy statement for our 2025 annual meeting of stockholders, filed with the SEC on October 28, 2025;

●	our Quarterly Report on Form 10-Q for the period ended September 30, 2025, filed with the SEC on November 13, 2025, our Quarterly Report on Form 10-Q for the period ended December 31, 2025, filed with the SEC on February 11, 2026, our Quarterly Report on Form 10-Q for the period ended March 31, 2026, filed with the SEC on May 11, 2026, as amended on May 18, 2026;

●	our Current Reports on Form 8-K (including amendments thereto), filed with the SEC on September 2, 2025, September 5, 2025, September 8, 2025, October 28, 2025, December 19, 2025, March 10, 2026, March 20, 2026, May 18, 2026, May 28, 2026 and June 8, 2026;

●	our Definitive Information Statement on Schedule 14C, filed with the SEC on August 22, 2025;

●	our Definitive Information Statement on Schedule 14C, filed with the SEC on September 2, 2025;

●	our Definitive Information Statement on Schedule 14C, filed with the SEC on September 19, 2025; and

●	the description of our common stock contained in the registration statement on Form 8-A, filed with the SEC on April 25, 2024, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended June 30, 2025, filed with the SEC on August 22, 2025, as further updated by our Amended and Restated Articles of Incorporation filed as Annex A to our Definitive Information Statement on Schedule 14C filed with the SEC on September 19, 2025, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to (including Items 2.02 and 7.01 of Form 8-K), rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

CleanCore Solutions, Inc.

Attention: Secretary

5920 S. 118th Circle

Omaha, NE 68137

(877) 860-3030

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS

$1,000,000,000

CleanCore Solutions, Inc.

Class B Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $1,000,000,000.

The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our class B common stock is listed on NYSE American under the symbol “ZONE.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell securities in primary offerings pursuant to this prospectus with a value more than one-third of the aggregate market value of our outstanding class B common stock held by non-affiliates in any twelve-month period, so long as the aggregate market value of our outstanding class B common stock held by non-affiliates is less than $75.0 million. In addition, in the event that subsequent to the effective date of the registration statement of which this prospectus forms a part, the aggregate market value of our outstanding class B common stock held by non-affiliates equals or exceeds $75.0 million, then the one-third limitation on primary offerings shall not apply to additional sales made pursuant to this prospectus. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior twelve calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4, and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus, to read about factors you should consider before you make an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August 29, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price up to $1,000,000,000.

This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described in the sections of this prospectus titled “Where You Can Find More Information” and “Documents Incorporated by Reference.”

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Industry and Market Data

We are responsible for the information contained in or incorporated by reference into this prospectus. This prospectus includes or incorporates by reference industry and market data that we obtained from periodic industry publications and third-party studies and surveys. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections included in these sources are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. The market and industry data contained in or incorporated by reference into this prospectus involve risks and uncertainties that are subject to change based on various factors, including those discussed in or incorporated by reference into the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in, or implied by, the estimates made by independent parties and by us. Furthermore, we cannot assure you that a third party using different methods to assemble, analyze or compute industry and market data would obtain the same results.

Trademarks, Trade Names and Service Marks

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this prospectus or in the documents incorporated by reference into this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus or in the documents incorporated by reference into this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus and any applicable prospectus supplement and the other documents incorporated by reference into this prospectus. You should carefully read the entire prospectus and the other documents incorporated by reference into this prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, any applicable prospectus supplement, and documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference,” before making an investment decision. Some of the statements in this prospectus and the other documents incorporated by reference into this prospectus are forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Unless the context indicates otherwise, references in this prospectus to “we,” “us,” “our” and “our company” refer, collectively, to CleanCore Solutions, Inc., a Nevada corporation, and its subsidiaries taken as a whole.

Overview

We specialize in the development and manufacturing of cleaning products that produce pure aqueous ozone for professional, industrial, or home use. We have a patented nanobubble technology using aqueous ozone that we believe is highly effective in cleaning, sanitizing, and deodorizing surfaces and high-touch areas.

Ozone has been used in water treatment facilities to remove pathogens from water for decades. However, ozone was not safe for traditional cleaning because the gas alone can be harmful when inhaled. In recent years, ozone has been found to become a powerful cleaning solution if infused into tap water, which then creates a solution called aqueous ozone. Once the ozone is added into the water, the resulting solution is safe to handle yet continues to hold the effective cleaning and oxidizing components of ozone.

Our product offerings utilize a patented technology that we believe produces an enhanced aqueous ozone solution that requires no additives, filters, or advanced chemicals. We believe that we are the only company that has an aqueous ozone solution that is produced in the form of nanobubbles. Nanobubbles are the nanometer-sized (one billionth of a meter) gaseous cavities in a liquid solution. The common micro sized bubbles have larger diameters which causes them to rise quickly to the surface of an aqueous solution as compared to the smaller bubbles. Since nanobubbles have no natural buoyancy, they remain underwater, where each tiny, negatively charged bubble is attracted to positively charged pollutants and harmful toxins. This union causes the nanobubbles to release ozone which extinguishes pathogens and slowly breaks down the cell walls of mold, germs, and other residues. Further, a smaller size of nanobubbles is also more effective as it has a higher density of ozone and is able to provide a more thorough surface coverage, which destroys a higher number of contaminants.

Our pure aqueous ozone product is a natural cleaner, sanitizer, and deodorizer produced through the infusion of ozone into water using electricity. The use of this ozone solution has been proven effective in eliminating germs, viruses, bacteria, allergens, and molds. Aqueous ozone technology has been tested and previously destroyed pathogens including E. Coli, Staphylococcus, Listeria, and Salmonella. The solution cleans hard surfaces, floors, carpets, upholstery, and food contact surfaces. In addition, the aqueous ozone solution works to significantly deodorize smells.

We offer products and solutions that are marketed for janitorial and sanitation, ice machine cleaning, laundry, and industrial industries. Our products are used in many types of environments including retail establishments, distribution centers, factories, warehouses, restaurants, schools and universities, airports, healthcare, food service, and commercial buildings such as offices, malls, and stores.

Our mission is to become a leader in creating safe, clean spaces that are free from any chemical residue or skin irritants. We are currently expanding our distributor network, improving our production processes, and proving the effectiveness of our products in restaurants, airports, and hotels.

Corporate Information

Our principal executive offices are located at 5920 S 118th Circle, Omaha, NE 68137, and our telephone number is (877) 860-3030. We maintain a website at www.cleancoresol.com. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus.

The Securities That May Be Offered

We may offer or sell class B common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and units in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $1,000,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus titled “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Class B Common Stock

We may offer our class B common stock either alone or underlying other registered securities convertible into our class B common stock. Each holder of class B common stock is entitled to one vote per share. The holders of class B common stock have no preemptive rights.

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of class B common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. We have never declared or paid cash dividends on our class B common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our class B common stock in the near future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

Preferred Stock

Our board of directors has the authority to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into class B common stock.

Depositary Shares

We may issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts. Each series of depositary shares or depositary receipts offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into class B common stock.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into our class B common stock.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Warrants

We may offer warrants for the purchase of class B common stock, preferred stock, debt securities or depositary shares. We may offer warrants independently or together with other securities.

Subscription Rights

We may offer subscription rights to purchase our class B common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.

Purchase Contracts

We may offer purchase contracts, including contracts obligating holders or us to purchase from the other a specific or variable number of securities at a future date or dates.

Units

We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement titled “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I-Item 1A-Risk Factors” of our most recent Annual Report on Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies or businesses. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Pending these uses, we may invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 filed with the SEC on August 22, 2025.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities, including the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion will be determined;

●	any limit upon the aggregate principal amount of the debt securities;

●	the date or dates on which the principal of the securities of the series is payable;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the right, if any, to defer payments of interest and the maximum length of such deferral period;

●	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option, and the manner in which any election by us to redeem the debt securities will be evidenced;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities (including the terms pertaining to the exchange of any such securities);

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

●	if there is more than one trustee or a different trustee, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such debt securities;

●	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

●	we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no default or event of default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of default” means with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any security of that series at its maturity;

●	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

●	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any default or event of default within 30 days of becoming aware of the occurrence of such default or event of default, which notice will describe in reasonable detail the status of such default or event of default and what action we are taking or propose to take in respect thereof.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a default or event of default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a default or event of default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or events of default for the benefit of the holders of debt securities of any series;

●	to comply with the applicable procedures of the applicable depositary;

●	to make any change that does not adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

●	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

●	no default or event of default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

●	delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, or depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and bylaws, and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Shares

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of the Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or class B common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or class B common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

●	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants are to be sold separately or with other securities as parts of units;

●	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	the designation and terms of any equity securities purchasable upon exercise of the warrants;

●	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or class B common stock with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or class B common stock will be separately transferable;

●	the number of shares of preferred stock, the number of depositary shares or the number of shares of class B common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

●	any redemption or call provisions; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our class B common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for our class B common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each stockholder;

●	the number and terms of our class B common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus titled “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

●	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

●	whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

●	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

●	any provisions relating to any security provided for the purchase contracts;

●	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

●	a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;

●	whether the purchase contracts will be issued in fully registered or global form; and

●	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase class B common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus titled “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell securities:

●	through underwriters;

●	through dealers;

●	through agents;

●	directly to purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price or prices that may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the public offering or purchase price;

●	if applicable, the names of any selling securityholders;

●	any discounts and commissions to be allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or paid to dealers; and

●	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Fennemore Craig P.C. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of our company for the years ended June 30, 2025 and 2024 have been incorporated by reference in this prospectus in reliance upon the reports of TAAD LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.cleancoresol.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

●	our Annual Report on Form 10-K for the year ended June 30, 2025 filed with the SEC on August 22, 2025;

●	our Current Report on Form 8-K filed with the SEC on August 22, 2025; and

●	the description of our class B common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 filed with the SEC on August 22, 2025, including any amendment or report filed for the purpose of updating such description.

Any statement made in a document incorporated by reference into this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus or such prospectus supplement to the extent that a statement contained in this prospectus or such prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to CleanCore Solutions, Inc., Attn: Secretary, 5920 S 118th Circle, Omaha, NE 68137, or by calling us at (877) 860-3030.

Up to $750,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Cantor	Curvature

June 8, 2026